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As filed with the Securities and Exchange Commission on November 20, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	46-2488594 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David A. Brooks
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey A. Chapman Gibson, Dunn & Crutcher LLP 2100 McKinney Ave., Suite 1100 Dallas, Texas 75201 (214) 698-3100	Howard B. Adler Gibson, Dunn & Crutcher LLP 1050 Connecticut Ave., NW Washington, DC 20036 (202) 955-8500

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this registration statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, par value $0.01 per share	8,776,152	$17.405	$152,748,925.56	$17,749.43

(1)
Including an indeterminate number of shares which may be issued by Ashford Hospitality Prime, Inc. with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2)
Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of a share of common stock on the New York Stock Exchange on November 13, 2014, which was $17.405.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities and the selling stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 20, 2014

Ashford Hospitality Prime, Inc.

8,776,152 Shares

Common Stock

        This prospectus relates to up to 8,776,152 shares of our common stock that we may issue to certain holders of units of common partnership interest, which we refer to as "common units," in Ashford Hospitality Prime Limited Partnership, which we refer to as "our operating partnership" or "Ashford Prime OP," upon any redemption of such common units pursuant to the partnership agreement, and the possible resale from time to time of some or all of such shares of common stock by the selling stockholders named in this prospectus. We are registering the applicable shares of common stock to provide the selling stockholders with freely tradable securities.

        In lieu of issuing common stock to the common unit holders, cash may be paid for any common units that are tendered for redemption. The registration of the offer and sale of up to 8,776,152 shares of our common stock pursuant to the registration statement of which this prospectus is a part does not necessarily mean that the common unit holders will redeem their common units, that we will elect, in our sole and absolute discretion, to exchange some or all of the common units for shares of our common stock, or that any shares of our common stock received in exchange for common units will be sold by the selling stockholders.

        We will not receive any cash proceeds from the issuance of our common stock to common unit holders who tender their common units for redemption, or from any sale of such shares by the selling stockholders, but we have agreed to pay certain registration expenses.

        Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol "AHP." On November 19, 2014, the last reported sale price of our common stock on the NYSE was $17.49 per share.

        Investing in our common stock involves risk. See "Risk Factors" beginning on page 8 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2014.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may issue common stock to common unit holders, and the selling stockholders named in this prospectus may sell certain shares of our common stock, from time to time. This prospectus provides you with a general description of our common stock that any selling stockholders may offer. When the selling stockholders sell shares of common stock under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may also add, update or change any of the information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as the information incorporated in this prospectus or the accompanying prospectus supplement by reference. See "Incorporation of Certain Information by Reference." Any information in any accompanying prospectus supplement or any subsequent material incorporated herein by reference will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information contained in this prospectus and any accompanying prospectus supplement, or incorporated by reference. Neither we nor any of the selling stockholders named herein have authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is correct on any date after the date of the prospectus even though this prospectus is delivered or shares are sold pursuant to the prospectus at a later date. Since the date of this prospectus, our business, financial condition, results of operations or prospects may have changed.

        This prospectus contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Marriott International®, Hilton Worldwide®, Sofitel® and Accor®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer of the shares described herein. In addition none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the shares being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus or otherwise disseminated in connection with the offer or sale of the shares offered hereby.

        When used in this prospectus, the terms "our company," "we," "us," "our" or "Ashford Prime" refer to Ashford Hospitality Prime, Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership, which we refer to as "our operating partnership" or "Ashford Prime OP." Additionally, other terms that we use throughout this prospectus are defined as follows:

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  "ADR" means average daily rate and is calculated by dividing total hotel rooms revenues by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. We use ADR to assess the pricing levels that we are able to generate.

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  "Ashford Advisor" means Ashford Hospitality Advisors LLC, a Delaware limited liability company and a wholly-owned subsidiary of Ashford Inc., an affiliate of Ashford Trust.

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  "Ashford TRS" means Ashford TRS Corporation, a Delaware corporation and a wholly-owned subsidiary of Ashford Trust OP.

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  "Ashford Trust" means Ashford Hospitality Trust, Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Ashford Hospitality Limited Partnership, a Delaware limited partnership and Ashford Trust's operating partnership, which we refer to as "Ashford Trust OP."

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  "Gateway market" means, with respect to U.S. markets, any of the 20 most populous metropolitan statistical areas, as estimated by the United States Census Bureau and delineated by the U.S. Office of Management and Budget. With respect to foreign markets, a gateway market means an area that is a general destination or in close proximity to a major transportation hub or business center, such that it serves as a significant entry or departure point to a foreign country or region of a foreign country for business or leisure travelers.

  •
  "High RevPAR," for purposes of our investment strategy, means RevPAR of at least twice the then current U.S. average RevPAR for all hotels as determined by Smith Travel Research (i.e., anticipated RevPAR of at least $136 for the trailing 12 months ended September 30, 2013).

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  "Occupancy" means the total number of hotel rooms sold in a given period divided by the total number of rooms available. Occupancy measures the utilization of our hotels' available capacity. We use occupancy to measure demand at a specific hotel or group of hotels in a given period.

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  "Our TRSs" refers to our taxable REIT subsidiaries, including Ashford Prime TRS Corporation, a Delaware corporation, which we refer to as "Ashford Prime TRS," and its subsidiaries, together with the two taxable REIT subsidiaries that lease our two hotels held in a consolidated joint venture and are wholly owned by the joint venture.

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  "REIT" means real estate investment trust.

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  "Remington" means Remington Lodging and Hospitality LLC, a property management company owned by Mr. Monty J. Bennett, our chief executive officer and chairman, and his father, Mr. Archie Bennett, Jr., chairman emeritus of Ashford Trust. Mr. Monty Bennett serves as the chief executive officer of Remington.

  •
  "RevPAR" means revenue per available room and is calculated by multiplying ADR by the average daily occupancy. RevPAR is one of the commonly used measures within the hotel industry to evaluate hotel operations. RevPAR does not include revenues from food and beverage sales, parking, telephone or other non-rooms revenues generated by the property. Although RevPAR does not include these ancillary revenues, it is generally considered the leading indicator of core revenues for many hotels. We also use RevPAR to compare the results of our hotels between periods and to analyze results of our comparable hotels (comparable hotels represent hotels we have owned for the entire period).

  •
  "RevPAR penetration index" measures a hotel's RevPAR in relation to the average RevPAR of that hotel's competitive set. We use the RevPAR penetration index as an indicator of a hotel's market share in relation to its competitive set. However, the RevPAR penetration index for a particular hotel is not necessarily reflective of that hotel's relative share of any particular lodging market and instead provides the relative revenue per room generated by each such property as compared to the competitive set. The RevPAR penetration index for a particular hotel is calculated as the quotient of (1) the subject hotel's RevPAR divided by (2) the average RevPAR of the hotels in the subject hotel's competitive set, including the subject hotel, multiplied by 100. Each hotel's competitive set consists of a small group of hotels in the relevant market that we and the hotel management company that manages the hotel believe are comparable for purposes of benchmarking the performance of such hotel. RevPAR data, other than the RevPAR of our eight initial hotels, used in calculating any RevPAR penetration index in this prospectus was provided by Smith Travel Research.

  •
  "TSR" or "total return" means, with respect to a company, the increase in the market price of the common stock of such company, assuming all dividends on the common stock are reinvested into additional shares of common stock.

        References to websites included in this prospectus are intended to be inactive textual references only, and the information on such websites is not incorporated by reference into this prospectus.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that are subject to various risks and uncertainties. Forward looking statements are generally identifiable by use of forward looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

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  our business and investment strategy;

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  our projected operating results, including cash available for distribution and dividend rates;

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  our ability to obtain future financing arrangements;

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  our future purchases under our stock repurchase program;

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  our understanding of our competition;

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  market trends;

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  projected capital expenditures;

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  anticipated acquisitions; and

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  the impact of technology on our operations and business.

        Forward looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward looking statements are based on reasonable assumptions, taking into account all information currently available to us, our actual results and performance could differ materially from those set forth in our forward looking statements. Factors that could have a material adverse effect on our forward looking statements include, but are not limited to:

  •
  factors discussed in our Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 31, 2014 (the "2013 10-K"), including those set forth under the sections titled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Properties," as updated in our subsequent Quarterly Reports on Form 10-Q;

  •
  general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise;

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  our ability to deploy the capital contributions we received in the spin-off and raise additional capital at reasonable costs to repay debts, invest in our properties and fund future acquisitions;

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  unanticipated increases in financing and other costs, including a rise in interest rates;

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  the degree and nature of our competition;

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  actual and potential conflicts of interest with Ashford Trust, Ashford Inc., Ashford Advisor, Remington, our executive officers and our non-independent directors;

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  changes in personnel of Ashford Advisor or the lack of availability of qualified personnel;

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  changes in governmental regulations, accounting rules, tax rates and similar matters;

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  legislative and regulatory changes, including changes to the Internal Revenue Code and related rules, regulations and interpretations governing the taxation of REITs; and

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  limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes.

        When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The matters summarized under "Risk Factors" and elsewhere in this prospectus could cause our actual results and performance to differ significantly from those contained in our forward looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward looking statements, which reflect our views as of the date of this prospectus. Furthermore, we do not intend to update any of our forward looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to the common stock that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our common stock that may be offered under this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act.

        You may review a copy of our SEC filings, including the registration statement and its exhibits and schedules, at the SEC's public reference room, located at 100 F Street, N.E., Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330. Our SEC filings, including our registration statement, are also available to you on the SEC's Web site at www.sec.gov.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

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  our 2013 10-K (including the portions of our proxy statement for our 2014 annual meeting of stockholders incorporated by reference therein);

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014;

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  our Current Reports on Form 8-K filed on January 21, 2014, January 29, 2014, February 26, 2014, March 6, 2014, April 11, 2014, May 14, 2014, May 15, 2014, May 16, 2014 and November 10, 2014; and

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  the description of our common stock included in our Current Report on Form 8-K filed on January 21, 2014.

        Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, is automatically updated or superseded if information contained in this prospectus, or information that we later file with the SEC, updates or replaces the statement. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus.

        You can request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following:

Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600

 COMPANY OVERVIEW

Our Company

        We are an externally-advised Maryland corporation that invests primarily in high revenue per available room ("RevPAR"), luxury, upper-upscale and upscale hotels. High RevPAR, for purposes of our investment strategy, means RevPAR of at least twice the then current U.S. national average RevPAR for all hotels as determined by Smith Travel Research. Two times the U.S. national average was $137 for the year ended December 31, 2013. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") beginning in the year ended December 31, 2013. We conduct our business and own substantially all of our assets through our operating partnership, Ashford Prime OP.

        We were formed as a Maryland corporation in April 2013 and became a public company on November 19, 2013 when Ashford Trust, a NYSE-listed REIT, completed the spin-off of our company through the distribution of our outstanding common stock to the Ashford Trust stockholders. As of November 17, 2014, Ashford Trust OP owned common units of Ashford Prime OP representing 14.5% of our company on a fully-diluted basis.

        We operate in the direct hotel investment segment of the hotel lodging industry. As of November 17, 2014, we owned interests in ten hotels in six states and the District of Columbia with 3,707 total rooms, or 3,472 net rooms, excluding those attributable to our partner. The hotels in our current portfolio are predominantly located in U.S. gateway markets with favorable growth characteristics resulting from multiple demand generators. We own eight of our hotel properties directly, and the remaining two hotel properties through an investment in a majority-owned consolidated entity.

        We are advised by Ashford Advisor, which is led by the current management team of Ashford Trust, through an advisory agreement. All of the hotels in our portfolio are currently asset-managed by Ashford Advisor. We do not have any employees. All of the services that might be provided by employees are provided to us by Ashford Advisor.

        In connection with the spin-off of our company from Ashford Trust, we entered into an option agreement to acquire the Crystal Gateway Marriott in Arlington, Virginia from Ashford Trust. In light of current market conditions, the cost of our capital, and other investment opportunities, as well as the recent announcement of our stock repurchase plan, we do not currently plan to exercise this option, although we may reconsider this decision at any time.

        Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ahpreit.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that we file with or furnish to the SEC. We have included our website address in this prospectus as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

        You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus in evaluating us and our common stock. Any of the following risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition.

Risks Related to the Exchange of Common Units for Common Stock

         The exchange of common units for our common stock is a taxable transaction.

        The exchange of common units of our operating partnership for shares of our common stock (which may occur following the tender of such common units for redemption if we elect to issue shares of our common stock in lieu of paying the redemption price) will be treated for federal income tax purposes as a sale of such common units by the limited partner making the exchange. A limited partner will recognize gain or loss for federal income tax purposes in an amount equal to the fair market value of the shares of our common stock received in the exchange, plus the amount of our operating partnership's liabilities allocable to the common units being exchanged, less the limited partner's adjusted tax basis in the common units exchanged. The recognition of any loss resulting from an exchange of common units for shares of our common stock is subject to a number of limitations set forth in the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. The amount of gain recognized or the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. The character of any gain or loss as capital or ordinary will depend on the nature of the assets of the operating partnership at the time of the exchange. The ability of a limited partner to sell shares of our common stock to raise cash to pay tax liabilities associated with the exchange of the common units may be restricted. In addition, as a result of stock price fluctuations, the price the limited partner receives for the shares of our common stock may not equal the value of the common units at the time of the exchange.

         An investment in our common stock is different from an investment in our common units.

        If a limited partner redeems its common units of our operating partnership for shares of our common stock, it will become one of our stockholders rather than a limited partner in our operating partnership. Although the nature of an investment in our common stock is similar to an investment in common units of our operating partnership, there are also significant differences between ownership of common units of our operating partnership and ownership of our common stock. These differences include:

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  form of organization of the issuer;

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  management control of the issuer;

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  voting and consent rights of the securities;

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  liquidity of the securities; and

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  federal income tax considerations associated with ownership of the securities.

        See "Exchange of Common Units for Common Stock" for further information about the differences between our common stock and the common units of our operating partnership.

Risks Related to our Common Stock

         Broad market fluctuations could negatively impact the market price of our stock.

        The market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could affect our stock price or result in fluctuations in the price or trading volume of our common stock include:

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  actual or anticipated variations in our quarterly operating results;

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  changes in our operations or earnings estimates or publication of research reports about us or the industry;

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  changes in market valuations of similar companies;

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  adverse market reaction to any increased indebtedness we incur in the future;

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  additions or departures of key management personnel;

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  actions by institutional stockholders;

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  failure to meet and maintain REIT qualification;

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  speculation in the press or investment community; and

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  general market and economic conditions.

        In addition, the stock market has experienced price and volume fluctuations that have affected the market prices of many companies in industries similar or related to ours and may have been unrelated to operating performances of these companies. These broad market fluctuations could reduce the market price of our common stock.

         Future offerings of debt securities, which would be senior to our common stock upon liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

        In the future, we may attempt to increase our capital resources by making offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes, convertible securities, and classes of preferred stock or common stock or classes of preferred units. Upon liquidation, holders of our debt securities and preferred stock or preferred units and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Preferred stock and preferred units, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our securities and diluting their securities holdings in us.

         The number of shares available for future sale could adversely affect the per share trading price of our common stock.

        We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The issuance of substantial numbers of shares of our common stock in the public market, or upon exchange of common units of our operating partnership, or the perception that such issuances might occur, could adversely affect the per share trading price of our common stock. Sales of substantial amounts of shares of our common stock in the public market, or upon exchange of the common units owned by Ashford Trust OP or others, or speculation that such sales might occur, could adversely affect the liquidity of the market for our common stock or the prevailing market price of our common stock.

In addition, the exchange of common units for common stock, the exercise of any stock options or the vesting of any restricted stock granted under the 2013 Equity Incentive Plan and the Advisor Equity Incentive Plan, the issuance of our common stock or common units in connection with property, portfolio or business acquisitions and other issuances of our common stock or common units could adversely affect the market price of our common stock. As of November 17, 2014, we have 9,131,103.7 common units outstanding, representing 26.6% of our company on a fully diluted basis. Ashford Trust OP owns 4,997,853.1 common units representing 14.5% of our company and our directors and executive officers as a group own 2,577,952.6 common units representing 7.5% of our company, each on a fully diluted basis as of November 17, 2014. Such common units may be redeemed by the holders for cash or, at our option, shares of our common stock on a one-for-one basis. The holders of these common units, including Ashford Trust OP, may sell shares issued to them, if any, upon redemption of the common units under this prospectus. So long as the holders of common units, including Ashford Trust OP or Ashford Trust, retain significant ownership in us and are able to sell such shares in the public markets, the market price of our common stock may be adversely affected. Moreover, the existence of shares of our common stock reserved for issuance as restricted shares or upon exchange of options or common units may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. Any future sales by us of our common stock or securities convertible into common stock may be dilutive to existing stockholders.

         Our cash available for distribution to stockholders may be insufficient to pay distributions at any particular levels or in amounts sufficient to maintain our REIT qualification, and we may borrow funds to make distributions.

        As a REIT, we are required to distribute at least 90% of our REIT taxable income each year, excluding net capital gains, to our stockholders. However, all distributions will be authorized and determined by our board of directors in its sole discretion out of funds legally available therefor and will depend upon a number of factors, including restrictions under applicable law, actual and projected financial condition, liquidity, EBITDA, which is defined as our net income (loss) before interest expense and amortization of loan costs, interest income, income taxes, depreciation and amortization, and redeemable noncontrolling interests in our operating partnership, funds from operations, or FFO, and results of operations, the revenue we actually receive from our properties, our operating expenses, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements and such other factors as our board deems relevant. Our ability to make distributions may be adversely affected by the risk factors described in this prospectus.

        In the event of downturns in our financial condition or operating results, economic conditions or otherwise, we may be unable to declare or pay distributions to our stockholders to the extent required to maintain our REIT qualification. We may be required either to fund distributions from borrowings under our secured revolving credit facility or to reduce our distributions. If we borrow to fund distributions, our interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been.

        The market price of our common stock could be adversely affected by our level of cash distributions.

        The market value of the equity securities of a REIT is based primarily upon the market's perception of the REIT's growth potential and its current and potential future cash distributions, whether from operations, sales or refinancings, and is secondarily based upon the real estate market value of the underlying assets. For that reason, our common stock may trade at prices that are higher or lower than our net asset value per share. To the extent we retain operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of our underlying assets, may not correspondingly increase the market price of our common stock. Our failure to meet the market's expectations with regard to future earnings and cash distributions likely would adversely affect the market price of our common stock.

         Our stock repurchase program could increase the volatility of the price of our common stock.

        Our board of directors has approved a share repurchase program under which we may purchase up to $100 million of our common stock from time to time. The specific timing, manner, price, amount and other terms of the repurchases will be at management's discretion and will depend on market conditions, corporate and regulatory requirements and other factors. We are not required to repurchase shares under the repurchase program, and we may modify, suspend or terminate the repurchase program at any time for any reason. As of November 17, 2014, $97,208,644.54 remains available for repurchases under the current stock repurchase program. We cannot predict the impact that future repurchases, if any, of our common stock under this program will have on our stock price or earnings per share. Important factors that could cause us to discontinue or decrease our share repurchases include, among others, unfavorable market conditions, the market price of our common stock, the nature of other investment or strategic opportunities presented to us from time to time, the rate of dilution of our equity compensation programs, our ability to make appropriate, timely, and beneficial decisions as to when, how, and whether to purchase shares under the stock repurchase program, and the availability of funds necessary to continue purchasing stock. If we curtail our repurchase program, our stock price may be negatively affected.

Risks Related to Our Business and Properties

         Our business is significantly influenced by the economies and other conditions in the specific markets in which we operate, particularly in the metropolitan areas where we have high concentrations of hotels.

        Our hotels are located in the Washington DC, San Francisco, San Diego, Seattle, Dallas, Philadelphia, Tampa, Chicago and Key West metropolitan areas. As a result, we are particularly susceptible to adverse market conditions in these areas, including industry downturns, relocation of businesses and any oversupply of hotel rooms or a reduction in lodging demand. Adverse economic developments in the markets in which we have a concentration of hotels, or in any of the other markets in which we operate, or any increase in hotel supply or decrease in lodging demand resulting from the local, regional or national business climate, could adversely affect our business, operating results and prospects.

         Our investments are concentrated in the hotel industry, and our business would be adversely affected by an economic downturn in that sector.

        All of our investments are concentrated in the hotel industry. This concentration may expose us to the risk of economic downturns in the hotel real estate sector to a greater extent than if our properties were more diversified across other sectors of the real estate industry.

         The financial crisis and general economic slowdown, which began in late 2007, harmed the operating performance of the hotel industry generally. If these or similar events recur, our business may be harmed by declines in occupancy, average daily room rates and/or other operating revenues.

        The performance of the lodging industry has been closely linked with the performance of the general economy and, specifically, growth in the U.S. GDP. We invest in hotels that are classified as luxury, upper-upscale and upscale. In an economic downturn, these types of hotels may be more susceptible to a decrease in revenue, as compared to hotels in other categories that have lower room rates. This characteristic may result from the fact that luxury, upper-upscale and upscale hotels generally target business and high-end leisure travelers. In periods of economic difficulties, business and leisure travelers may seek to reduce travel costs by limiting travel or seeking to reduce costs on their trips. Any economic recession will likely have an adverse effect on our business, operating results and prospects.

         We face risks related to changes in the global economic and political environment, including capital and credit markets.

        Our business may be harmed by global economic conditions, which recently have been volatile. Political crises in individual countries or regions, including sovereign risk related to a deterioration in the creditworthiness of or a default by local governments, has contributed to this volatility. If the global economy experiences continued volatility or significant disruptions, such disruptions or volatility could hurt the U.S. economy and our business. More specifically, in addition to experiencing reduced demand for business and leisure travel because of a slow-down in the general economy, we could be harmed by disruptions resulting from tighter credit markets or by illiquidity resulting from an inability to access credit markets to obtain cash to support operations or make distributions to our stockholders as a result of global or international developments.

         Failure of the hotel industry to exhibit sustained improvement or to improve as expected may adversely affect us.

        A substantial part of our business plan is based on our belief that the lodging markets in which we invest will experience improving economic fundamentals in the future, despite the fact that fundamentals have already substantially improved over the last several years. In particular, our business strategy is dependent on our expectation that key industry performance indicators, especially RevPAR, will continue to improve. However, hotel industry fundamentals may not continue to improve and could deteriorate. In the event conditions in the industry do not sustain improvement or improve as we expect, or deteriorate, we may be adversely affected.

         We invest in the luxury, upper-upscale and upscale segments of the lodging market, which are highly competitive and generally subject to greater volatility than most other market segments and could negatively affect our profitability.

        The luxury, upper-upscale and upscale segments of the hotel business are highly competitive. Our hotel properties compete on the basis of location, room rates, quality, amenities, service levels, reputation and reservations systems, among many factors. There are many competitors in the luxury, upper-upscale and upscale segments, and many of these competitors may have substantially greater marketing and financial resources than we have. This competition could reduce occupancy levels and rooms revenue at our hotels. Over-building in the lodging industry may increase the number of rooms available and may decrease occupancy and room rates. In addition, in periods of weak demand, as may occur during a general economic recession, our profitability may be negatively affected by the relatively high fixed costs of operating luxury, upper-upscale and upscale hotels. If our hotels cannot compete effectively for guests, they will earn less revenue, which would result in lower cash available for us to meet debt service obligations, operating expenses, and make requisite distributions to stockholders.

         Because we depend upon Ashford Advisor and its affiliates to conduct our operations, any adverse changes in the financial condition of Ashford Advisor or its affiliates or our relationship with them could hinder our operating performance.

        We depend on Ashford Advisor to manage our assets and operations. Any adverse changes in the financial condition of Ashford Advisor, including changes related to its recent spin-off from Ashford Trust, or its affiliates or our relationship with Ashford Advisor could hinder its ability to manage us successfully.

         We depend on Ashford Advisor's key personnel with long-standing business relationships. The loss of Ashford Advisor's key personnel could threaten our ability to operate our business successfully.

        Our future success depends, to a significant extent, upon the continued services of Ashford Advisor's management team. In particular, the hotel industry experience of Messrs. Monty J. Bennett, Douglas A. Kessler, David A. Brooks, Deric Eubanks, Jeremy Welter, Mark L. Nunneley and J. Robison Hays III, and the extent and nature of the relationships they have developed with hotel franchisors, operators, and owners and hotel lending and other financial institutions, are critically important to the success of our business. The loss of services of one or more members of Ashford Advisor's management team could harm our business and our prospects.

         The amount of fees and incentives paid to Ashford Advisor may exceed the average of internalized expenses of our industry peers and the fees and incentives paid by other externally managed REITs to their advisors.

        Pursuant to the advisory agreement between us and Ashford Advisor, we pay Ashford Advisor a quarterly base fee as well as an annual incentive fee based on total shareholder return versus our peer group. Because a portion of such fees are contingent on our performance, the fees we pay to Ashford Advisor may fluctuate over time. In addition, the amount of the base fee is based on our total enterprise value, including the aggregate principal amount of our consolidated indebtedness; and therefore, the fee increases as our indebtedness increases. The base advisory fees paid by many other externally managed REITs are based on measures other than total enterprise value. We did not conduct arm's-length negotiations of the terms of our advisory agreement, which we entered into in connection with the spin-off. The fees payable under our advisory agreement may not be as favorable to us as if they had been negotiated on an arm's-length basis with unaffiliated third parties. As a result, and due to the structure of our base fee and incentive fee arrangements with Ashford Advisor, there may be times when the total amount of fees and incentives paid to Ashford Advisor exceeds the average of internalized expenses of our industry peers and the fees and incentives paid by other externally managed REITs to their advisors.

         We have no operating history prior to the spin-off, and the prior performance of Ashford Trust is not indicative of our future performance.

        We have no operating history prior to November 19, 2013, the date the spin-off was completed. The performance of Ashford Trust or other real estate programs operated by Ashford Advisor should not be relied on to predict our future performance. The historical results of Ashford Trust are not indicative of our future results or market prices of our common stock. There are significant differences between Ashford Trust and us, and our financial condition and results of operations could vary significantly for the following reasons, among others:

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  Ashford Trust did not contribute all of the hotels and other assets it owns to us.

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  Our investment, financing and other strategies differ from those of Ashford Trust.

        The operating performance of the hotels Ashford Trust contributed to us may decline and could adversely affect us. As described elsewhere in this prospectus, our future results are subject to many uncertainties and other factors that could cause our financial condition and results of operations to be materially different than that of Ashford Trust.

         Our business strategy depends on acquiring additional hotels on attractive terms and the failure to do so or to otherwise manage our planned growth successfully may adversely affect our business and operating results.

        We intend to acquire additional hotels in the future. We face significant competition for attractive investment opportunities from other well-capitalized investors, some of which have greater financial resources and greater access to debt and equity capital than we have. This competition increases as investments in real estate become increasingly attractive relative to other forms of investment. This competition could limit the number of suitable investment opportunities offered to us. It may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms or on the terms contemplated in our business plan. As a result of such competition, we may be unable to acquire hotels that we deem attractive at prices that we consider appropriate or on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to successfully negotiate the terms of the acquisition. In addition, we expect to finance future acquisitions through a combination of borrowings under our secured revolving credit facility, the use of retained cash flows, property-level debt, and offerings of equity and debt securities, which may result in additional leverage or dilution to our stockholders. Any delay or failure on our part to identify, negotiate, finance on favorable terms, consummate and integrate such acquisitions could materially impede our growth.

        In addition, we expect to compete to sell hotel properties. Availability of capital, the number of hotels available for sale and market conditions, all affect prices. We may not be able to sell hotel assets at our targeted price.

         There is no guarantee that Ashford Trust will sell us any of the properties that are subject to the right of first offer agreement or the Crystal Gateway Marriott hotel option agreement.

        We may not be able to acquire any of the properties that are subject to the right of first offer agreement, either because Ashford Trust does not elect to sell such properties or we are not in a position to acquire the properties when Ashford Trust elects to sell. Further, if we materially change our investment guidelines without the express consent of Ashford Advisor, no hotels acquired by Ashford Trust after the date of such change will be subject to the right of first offer. Also, if we exercise our option to purchase the Crystal Gateway Marriott hotel, Ashford Trust can terminate the Crystal Gateway Marriott hotel option agreement if the value of the common units in our operating partnership payable in connection with such exercise (measured by the value of our common stock) decreases by more than 20% between the option exercise date and the closing date.

         We may be unable to successfully integrate and operate acquired properties, which may have a material adverse effect on our business and operating results.

        Even if we are able to make acquisitions on favorable terms, we may not be able to successfully integrate and operate them. We may be required to invest significant capital and resources after an acquisition to maintain or grow the properties that we acquire. In addition, we may need to adapt our management, administrative, accounting, and operational systems, or hire and retain sufficient operational staff, to integrate and manage successfully any future acquisitions of additional assets. These and other integration efforts may disrupt our operations, divert Ashford Advisor's attention away from day-to-day operations and cause us to incur unanticipated costs. The difficulties of integration may be increased by the necessity of coordinating operations in geographically dispersed locations. Our failure to integrate successfully any acquisitions into our portfolio could have a material adverse effect on our business and operating results. Further, acquired properties may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. The failure to discover such issues prior to such acquisition could have a material adverse effect on our business and results of operations.

        Because our board of directors and Ashford Advisor have broad discretion to make future investments, we may make investments that result in returns that are substantially below expectations or in net operating losses. In addition, our investment policies may be revised from time to time at the discretion of our board of directors, without a vote of our stockholders. Such discretion could result in investments with yield returns inconsistent with stockholders' expectations.

         Our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer's financial condition and disputes between us and our co-venturers.

        We own interests in two hotels through a joint venture and we do not have sole decision-making authority regarding these two properties. In addition, we may continue to co-invest with third parties through partnerships, joint ventures or other entities, acquiring controlling or non-controlling interests in, or sharing responsibility for, managing the affairs of a property, partnership, joint venture or other entity. We may not be in a position to exercise sole decision-making authority regarding any future properties that we may hold in a partnership or joint venture. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt, suffer a deterioration in their financial condition or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, budgets, or financing, because neither we nor the partner or co-venturer have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers.

         Hotel franchise or license requirements or the loss of a franchise could adversely affect us.

        We must comply with operating standards, terms, and conditions imposed by the franchisors of the hotel brands under which our hotels operate. Franchisors periodically inspect their licensed hotels to confirm adherence to their operating standards. The failure of a hotel to maintain these standards could result in the loss or cancellation of a franchise license. With respect to operational standards, we rely on our property managers to conform to such standards. Franchisors may also require us to make certain capital improvements to maintain the hotel in accordance with system standards, the cost of which can be substantial. A franchisor could condition the continuation of a franchise based on the completion of capital improvements that Ashford Advisor or our board of directors determines is not economically feasible in light of general economic conditions, the operating results or prospects of the affected hotel or other circumstances. In that event, Ashford Advisor or our board of directors may elect to allow the franchise to lapse or be terminated, which could result in a termination charge as well as a change in brand franchising or operation of the hotel as an independent hotel. In addition, when the term of a franchise expires, the franchisor has no obligation to issue a new franchise.

        The loss of a franchise could have a material adverse effect on the operations and/or the underlying value of the affected hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. Any such material adverse effect on one or more of our hotels may, in turn, have a material adverse effect on our business and operating results.

         Our reliance on third-party property managers, including Remington, to operate our hotels and for a substantial majority of our cash flow may adversely affect us.

        Because federal income tax laws restrict REITs and their subsidiaries from operating or managing hotels, third parties must operate our hotels. A REIT may lease its hotels to taxable REIT subsidiaries in which the REIT can own up to a 100% interest. A taxable REIT subsidiary ("TRS") pays corporate-level income tax and may retain any after-tax income. A REIT must satisfy certain conditions to use the TRS structure. One of those conditions is that the TRS must hire, to manage the hotels, an

"eligible independent contractor" ("EIC") that is actively engaged in the trade or business of managing hotels for parties other than the REIT. An EIC cannot (i) own more than 35% of the REIT, (ii) be owned more than 35% by persons owning more than 35% of the REIT, or (iii) provide any income to the REIT (i.e., the EIC cannot pay fees to the REIT, and the REIT cannot own any debt or equity securities of the EIC). Accordingly, while we may lease hotels to a TRS that we own, the TRS must engage a third-party operator to manage the hotels. Thus, our ability to direct and control how our hotels are operated is less than if we were able to manage our hotels directly.

        We are parties to hotel management agreements under which unaffiliated third-party property managers manage our hotels. We have also entered into a mutual exclusivity agreement with Remington contemplating Remington's management of hotels we acquire in the future, pursuant to which Remington currently manages the Pier House Resort. We do not supervise any of the property managers or their respective personnel on a day-to-day basis. Without such supervision, our property managers may not manage our properties in a manner that is consistent with their respective obligations under the applicable management agreement or our obligations under our hotel franchise agreements, be negligent in their performance, engage in criminal or fraudulent activity, or otherwise default on their respective management obligations to us. If any of these events occur, our relationships with any franchisors may be damaged, we may be in breach of our franchise agreement, and we could incur liabilities resulting from loss or injury to our property or to persons at our properties. In addition, from time to time, disputes may arise between us and our third-party managers regarding their performance or compliance with the terms of the hotel management agreements, which in turn could adversely affect us. If we are unable to resolve such disputes through discussions and negotiations, we may choose to terminate our management agreement, litigate the dispute or submit the matter to third-party dispute resolution, the expense of which may be material and the outcome of which may harm our business, operating results or prospects.

         Our management agreements could adversely affect our ability to sell or finance our hotel properties.

        Our management agreements do not allow us to replace hotel managers on relatively short notice or with limited cost and also contain other restrictive covenants. We may enter into additional such agreements or acquire properties subject to such agreements in the future. For example, the terms of a management agreement may restrict our ability to sell a property unless the purchaser is not a competitor of the manager, assumes the management agreement and meets other conditions. Also, the terms of a long-term management agreement encumbering our property may reduce the value of the property. When we enter into or acquire properties subject to any such management agreements, we may be precluded from taking actions that we believe to be in our best interest and could incur substantial expense as a result.

         Eight of our hotels currently operate under Marriott or Hilton brands; therefore, we are subject to risks associated with concentrating our portfolio in just two brand families.

        Eight of our ten hotels utilize brands owned by Marriott or Hilton. As a result, our success is dependent in part on the continued success of Marriott and Hilton and their respective brands. We believe that building brand value is critical to increase demand and build customer loyalty. Consequently, if market recognition or the positive perception of Marriott and/or Hilton is reduced or compromised, the goodwill associated with the Marriott- and Hilton- branded hotels in our portfolio may be adversely affected. Furthermore, if our relationship with Marriott or Hilton were to deteriorate as a result of disputes regarding the management of our hotels or for other reasons, Marriott and/or Hilton might terminate its current management agreements or franchise licenses with us or decline to manage or provide franchise licenses for hotels we may acquire in the future.

         If we cannot obtain additional capital, our growth will be limited.

        We are required to distribute to our stockholders at least 90% of our REIT taxable income, excluding net capital gains, each year to qualify and maintain our qualification as a REIT. As a result, our retained earnings available to fund acquisitions, development, or other capital expenditures are nominal. As such, we rely upon the availability of additional debt or equity capital to fund these activities. Our long-term ability to grow through acquisitions or development, which is an important strategy for us, will be limited if we cannot obtain additional financing or equity capital. Market conditions may make it difficult to obtain financing or equity capital, and we may not be able to obtain additional debt or equity financing or obtain it on favorable terms.

         Two of our hotels are subject to ground leases; if we are found to be in breach of a ground lease or are unable to renew a ground lease, our business could be materially and adversely affected.

        Two of our hotels are on land subject to ground leases. Accordingly, we only own a long-term leasehold or similar interest in those two hotels. If we are found to be in breach of a ground lease, we could lose the right to use the hotel. In addition, unless we can purchase a fee interest in the underlying land and improvements or extend the terms of these leases before their expiration, we will lose our right to operate these properties and our interest in the improvements upon expiration of the leases. We may not be able to renew any ground lease upon its expiration. Our ability to exercise any extension options relating to our ground leases is subject to the condition that we are not in default under the terms of the ground lease at the time that we exercise such options. If we lose the right to use a hotel due to a breach or non-renewal of the ground lease, we would be unable to derive income from such hotel and would be required to purchase an interest in another hotel to attempt to replace that income, which could materially and adversely affect our business, operating results and prospects.

         We will not recognize any increase in the value of the land or improvements subject to our ground leases and may only receive a portion of compensation paid in any eminent domain proceeding with respect to the hotel.

        Unless we purchase a fee interest in the land and improvements subject to our ground leases, we will not have any economic interest in the land or improvements at the expiration of our ground leases. As a result, we will not share in any increase in value of the land or improvements beyond the term of a ground lease, notwithstanding our capital outlay to purchase our interest in the hotel or fund improvements thereon, and will lose our right to use the hotel. Furthermore, if the state or federal government seizes a hotel subject to a ground lease under its eminent domain power, we may only be entitled to a portion of any compensation awarded for the seizure.

         The expansion of our business into new markets outside of the United States will expose us to risks relating to owning hotels in those international markets.

        As part of our business strategy, we may acquire hotels that meet our investment criteria and are located in international gateway markets. We may have difficulty managing our expansion into new geographic markets where we have limited knowledge and understanding of the local economy, an absence of business relationships in the area, or unfamiliarity with local governmental and permitting procedures and regulations. There are risks inherent in conducting business outside of the United States, which include risks related to:

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  foreign employment laws and practices, which may increase the reimbursable costs incurred under our advisory agreement associated with international employees;

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  foreign tax laws, which may provide for income or other taxes or tax rates that exceed those of the U.S. and which may provide that foreign earnings that are repatriated, directly or indirectly, are subject to dividend withholding tax requirements or other restrictions;

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  compliance with and unexpected changes in regulatory requirements or monetary policy;

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  the willingness of domestic or international lenders to provide financing and changes in the availability, cost and terms of such financing;

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  adverse changes in local, political, economic and market conditions;

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  increased costs of insurance coverage related to terrorist events;

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  changes in interest rates and/or currency exchange rates;

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  regulations regarding the incurrence of debt; and

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  difficulties in complying with U.S. rules governing REITs while operating outside of the United States.

        Any of these factors could affect adversely our ability to obtain all of the intended benefits of expanding internationally. If we do not effectively manage this expansion and successfully integrate the international hotels into our organization, our operating results and financial condition may be adversely affected.

         Compliance with international laws and regulations may require us to incur substantial costs.

        The operations of our international properties, if any, will be subject to a variety of U.S. and international laws and regulations, including the United States Foreign Corrupt Practices Act ("FCPA"). Before we invest in international markets, we will adopt policies and procedures designed to promote compliance with the FCPA and other anti-corruption laws, but we may not continue to be found to be operating in compliance with, or be able to detect violations of, any such laws or regulations. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international properties might be subject and the manner in which existing laws might be administered or interpreted.

         Exchange rate fluctuations could affect adversely our financial results.

        If we acquire hotels or conduct operations in an international jurisdiction, currency exchange rate fluctuations could adversely affect our results of operations and financial position. If we have international operations, a portion of our revenue and expenses could be generated in foreign currencies such as the Euro, the Canadian dollar and the British pound sterling. Any steps we take to reduce our exposure to fluctuations in the value of foreign currencies, such as entering into foreign exchange agreements or currency exchange hedging arrangements will not eliminate such risk entirely. To the extent that we are unable to match revenue received in foreign currencies with expenses paid in the same currency, exchange rate fluctuations could have a negative impact on our results of operations and financial condition. Additionally, because our consolidated financial results are reported in U.S. dollars, if we generate revenues or earnings in other currencies, the conversion of such amounts into U.S. dollars can result in an increase or decrease in the amount of our revenues or earnings.

         For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

        Upon the completion of the spin-off, we became subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In April 2012, the Jump Start Our Business Startups Act (the "JOBS Act") was enacted into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for "emerging growth companies," including certain requirements relating to accounting standards and compensation disclosure. We are an "emerging growth company" as defined in the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to:

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  provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act;

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  comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act;

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  comply with any new requirements adopted by the Public Company Accounting Oversight Board (the "PCAOB") requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

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  comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise;

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  provide certain disclosure regarding executive compensation; or

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  hold stockholder advisory votes on executive compensation.

         Because we are an "emerging growth company" under the JOBS Act, our independent registered public accounting firm is not be required to attest to the effectiveness of our internal control over financial reporting.

        For as long as we are an "emerging growth company" under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b). We could be an emerging growth company for up to five years. An independent assessment of the effectiveness of our internal controls could detect problems that our management's assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

         Our status as an "emerging growth company" under the JOBS Act may make it more difficult to raise capital as and when we need it.

        Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with accounting standards that are newly issued or revised after April 5, 2012, our common stock may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. Without access to additional capital, we may not be able to expand our business or take other actions we determine to be in our best interests. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

         We are increasingly dependent on information technology, and potential cyber attacks, security problems or other disruption and expanding social media vehicles present new risks.

        Ashford Advisor and our hotel managers rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, personal identifying information, reservations, billing and operating data. Ashford Advisor and our hotel managers may purchase some of our information technology from vendors, on whom our systems will depend, and

Ashford Advisor relies on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential operator and other customer information. We depend upon the secure transmission of this information over public networks. Ashford Advisor's and hotel managers' networks and storage applications could be subject to unauthorized access by hackers or others through cyber attacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means, or may be breached due to operator error, malfeasance or other system disruptions. In some cases, it will be difficult to anticipate or immediately detect such incidents and the damage they cause. Any significant breakdown, invasion, destruction, interruption or leakage of information from Ashford Advisor's or hotel managers' systems could harm our reputation and business.

        In addition, the use of social media could cause us to suffer brand damage or information leakage. Negative posts or comments about us, our hotel managers or our hotels on any social networking website could damage our or our hotels' reputations. In addition, employees or others might disclose non-public sensitive information relating to our business through external media channels. The continuing evolution of social media will present us with new challenges and risks.

         Changes in laws, regulations, or policies may adversely affect our business.

        The laws and regulations governing our business or the regulatory or enforcement environment at the federal level or in any of the states in which we operate may change at any time and may have an adverse effect on our business. For example, the Patient Protection and Affordable Care Act of 2010, as it is phased in over time, will significantly affect the administration of health care services and could significantly impact our hotel managers' cost of providing employees with health care insurance. We are unable to predict how this or any other future legislative or regulatory proposals or programs will be administered or implemented or in what form, or whether any additional or similar changes to statutes or regulations, including the interpretation or implementation thereof, will occur in the future. Any such action could affect us in substantial and unpredictable ways and could have an adverse effect on our results of operations and financial condition. Our inability to remain in compliance with regulatory requirements in a particular jurisdiction could have a material adverse effect on our operations in that market and on our reputation generally. Applicable laws or regulations may be amended or construed differently and new laws and regulations may be adopted, either of which could materially adversely affect our business, financial condition, or results of operations.

         We may from time to time be subject to litigation, which could have a material adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

        We may from time to time be subject to litigation. Some of these claims may result in defense costs, settlements, fines or judgments against us, some of which may not be covered by insurance. Payment of any such costs, settlements, fines or judgments that are not insured could have a material adverse impact on our financial position and results of operations. Negative publicity regarding claims or judgments made against us or involving our hotels may damage our, or our hotels', reputations. In addition, certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured, and/or adversely impact our ability to attract officers and directors.

         Tax indemnification obligations that will apply if we exercise our option to acquire the Crystal Gateway Marriott hotel and then dispose of such hotel or reduce the debt encumbering such hotel below a specified threshold could limit our operating flexibility.

        If we exercise our option to acquire the Crystal Gateway Marriott hotel and then dispose of it in a taxable transaction or reduce the debt secured by that hotel below $43.3 million prior to July 13, 2016,

Ashford Trust OP will be obligated to pay certain tax liabilities of the partners of the entity that originally contributed the hotel to Ashford Trust OP, under an existing tax reporting and protection agreement. Pursuant to the terms of the Crystal Gateway option agreement, if we acquire the Crystal Gateway Marriott we will be required to indemnify Ashford Trust OP for any such tax liabilities that it is required to pay because of our actions.

        The potential tax liability generally consists of the aggregate federal, state and local income tax liability incurred by the partners of the original contributor to Ashford Trust (using an assumed combined federal, state and local income tax rate at the then-highest applicable marginal rate for such contributor) with respect to the gain allocated to the contributor under Section 704(c) of the Internal Revenue Code. The terms of the original agreement, and accordingly the terms of our indemnification agreement with Ashford Trust OP, require the payment of a gross up of the tax indemnity payment for the amount of income taxes due as a result of the tax indemnity payment. While the tax indemnity obligations will not contractually limit our ability to conduct our business in the way we desire, if we elect to acquire the Crystal Gateway Marriott, we are less likely to dispose of it in a taxable transaction during the indemnity period. Instead, we would either hold the property for the remainder of the indemnity period or seek to transfer the property in a tax-deferred like-kind exchange. In addition, a condemnation of the property could trigger our tax indemnification obligations.

        If we were to acquire the Crystal Gateway Marriott and then immediately dispose of it in a taxable transaction, our estimated total tax indemnification obligation to Ashford Trust OP, including the gross-up payment, would be approximately $35 million.

Risks Related to our Debt Financing

         Increases in interest rates could increase our debt payments.

        As of November 18, 2014, we had approximately $766.1 million of outstanding indebtedness, including approximately $347.0 million of variable interest rate debt, and we expect to incur additional indebtedness, including additional variable-rate debt. Increases in interest rates increase our interest costs on our variable-rate debt as well as any future fixed rate debt we may incur at higher interest rates, and interest we pay reduces our cash available for distributions, expansion, working capital and other uses. Moreover, periods of rising interest rates heighten the risks described immediately below under "—We may be unable to make required payments on our debt, and our charter and bylaws do not limit the amount of debt we may incur."

         We may be unable to make required payments on our debt, and our charter and bylaws do not limit the amount of debt we may incur.

        Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur, and we are subject to risks normally associated with debt financing, including the risk that we may not be able to meet our debt service obligations or refinance our debt as it becomes due. We may not be able to refinance any maturing indebtedness, and any such refinancing may not be on terms as favorable as the terms of the maturing indebtedness. In addition, we may not be able to obtain funds by selling assets or raising equity to repay maturing indebtedness. We may not achieve our targeted low-leverage capital structure and limit the sum of the outstanding principal amount of our consolidated indebtedness and the liquidation preference of any outstanding preferred equity, less cash, cash equivalents and marketable securities, to not more than 5.0x EBITDA, for the 12-month period preceding the incurrence of such debt or the issuance of such preferred equity, for a substantial period of time.

        If we do not meet our debt service obligations, we risk the loss of some or all of our assets to foreclosure. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on the foreclosure but would not receive any cash proceeds. As a result, we may be required to identify and utilize other sources of cash for distributions to our stockholders of that income.

        Our future indebtedness may be cross-collateralized and, consequently, a default on any such indebtedness could cause us to lose part or all of our investment in multiple properties.

        Under the advisory agreement, Ashford Advisor is entitled to receive a quarterly base fee from us that is based on our total enterprise value. This fee increases as the aggregate principal amount of our consolidated indebtedness (including our proportionate share of debt of any entity that is not consolidated but excluding our joint venture partners' proportionate share of consolidated debt) increases. As a result, any increase in our consolidated indebtedness will also increase the fees we pay to Ashford Advisor. The structure of this fee may incentivize Ashford Advisor to increase our indebtedness when it is not in the best interest of our stockholders to do so.

        In addition, changes in economic conditions, our financial condition or operating results or prospects could:

  •
  result in higher interest rates on our variable-rate debt,

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  reduce the availability of debt financing generally or debt financing at favorable rates,

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  reduce cash available for distribution to stockholders, or

  •
  increase the risk that we could be forced to liquidate assets to repay debt.

         Covenants, "cash trap" provisions or other terms in our mortgage loans and our secured revolving credit facility, as well as any future credit facility, could limit our flexibility and adversely affect our financial condition or our qualification as a REIT.

        Some of our loan agreements and our secured revolving credit facility contain financial and other covenants. If we violate covenants in any debt agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all. Violations of certain debt covenants may also prohibit us from borrowing unused amounts under our lines of credit, even if repayment of some or all the borrowings is not required. In addition, financial covenants under our current or future debt obligations could impair our planned business strategies by limiting our ability to borrow beyond certain amounts or for certain purposes.

        Some of our loan agreements also contain cash trap provisions that are triggered if the performance of our hotels decline. When these provisions are triggered, substantially all of the profit generated by our hotels is deposited directly into lockbox accounts and then swept into cash management accounts for the benefit of our various lenders. Cash is not distributed to us at any time after the cash trap provisions have been triggered until we have cured performance issues. This could affect our liquidity and our ability to make distributions to our stockholders. If we are not able to make distributions to our stockholders, we may not qualify as a REIT.

         Our hedging strategies may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on an investment in our company.

        We use various derivative financial instruments to protect us against interest rate risks. The use of derivative financial instruments to hedge against such risk involves numerous uncertainties, such as the risk that the counterparties fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes and that a court could rule that such agreements are not legally enforceable. These instruments may also generate income that may not be treated as qualifying REIT income. In addition, the nature and timing of hedging transactions may influence the effectiveness of our hedging strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. Moreover, hedging strategies involve transaction and other costs. Our hedging strategy and the derivatives that we use may not adequately offset the risk of interest rate volatility and our hedging transactions could result in losses that may reduce the overall return on our stockholders' investment in our company.

Risks Related to Conflicts of Interest

         Our separation and distribution agreement, our advisory agreement, the mutual exclusivity agreement, the master management agreement and other agreements entered into in connection with the spin-off were not negotiated on an arms-length basis, and we may pursue less vigorous enforcement of their terms because of conflicts of interest with certain of our executive officers and directors and key employees of Ashford Advisor.

        Because our officers and two of our directors are also key employees of Ashford Advisor or its affiliates and have ownership interests in Ashford Trust, our separation and distribution agreement, our advisory agreement, mutual exclusivity agreement and other agreements entered into in connection with the spin-off were not negotiated on an arms-length basis, and we did not have the benefit of arms-length negotiations of the type normally conducted with an unaffiliated third party. Due to the subsequent spin-off of Ashford Inc., the parent company of Ashford Advisor in November 2014, these officers and directors also have ownership interests in Ashford Advisor. As a result, the terms, including fees and other amounts payable, may not be as favorable to us as the terms under an arms-length agreement. Furthermore, we may choose not to enforce, or to enforce less vigorously, our rights under these agreements because of our desire to maintain our ongoing relationship with Ashford Advisor and Remington.

         Termination by us of our advisory agreement with Ashford Advisor without cause would be difficult and costly.

        The initial term of our advisory agreement with Ashford Advisor ends on November 19, 2033, and will be extended automatically for five-year renewal terms unless previously terminated. Our board will review Ashford Advisor's performance and fees annually and, following the twenty-year initial term the advisory agreement may be terminated by us with 180 days' prior notice upon the affirmative vote of at least two-thirds of our independent directors based upon a good faith finding that either: (1) there has been unsatisfactory performance by Ashford Advisor that is materially detrimental to us and our subsidiaries taken as a whole, or (2) the base fee and/or incentive fee is not fair (and Ashford Advisor does not offer to negotiate a lower fee that two-thirds of our independent directors determine is fair).

        If we terminate the advisory agreement, Ashford Advisor will be paid a termination fee equal to three times the sum of the average annual base and incentive fees for the 24-month period immediately preceding the termination. Additionally, if a change of control transaction is conditioned upon the termination of the advisory agreement, we will have the right to terminate the advisory agreement upon the payment of a termination fee equal to either:

  •
  if Ashford Advisor's common stock is not publicly traded, 14 times the earnings of Ashford Advisor attributable to our advisory agreement less costs and expenses of Ashford Advisor attributable to the performance of its duties under the advisory agreement (the "net earnings") for the 12 months preceding termination of the advisory agreement; or

  •
  if at the time of the termination notice, Ashford Advisor's common stock is publicly traded separate from the common stock of Ashford Trust, 1.1 multiplied by the greater of (i) 12 times the net earnings of Ashford Advisor for the 12 months preceding the termination of the advisory agreement or (ii) the earnings multiple (based on net earnings after taxes) for Ashford Advisor's common stock for the 12 months preceding the termination of the advisory agreement multiplied by the net earnings of Ashford Advisor for the same 12 month period; or (iii) the simple average of the earnings multiples (based on net earnings after taxes) for Ashford Advisor's common stock for each of the three fiscal years preceding the termination of the advisory agreement, multiplied by the net earnings of Ashford Advisor for the 12 months preceding the termination of the advisory agreement;

plus, in either case, a gross-up amount for assumed federal and state tax liability, based on an assumed tax rate of 40%. Any such termination fee will be payable on or before the termination date. The obligation to pay this termination fee increases the cost to us of terminating our advisory agreement, which adversely affects our ability to terminate Ashford Advisor without cause.

         Ashford Advisor was a subsidiary of Ashford Trust until its spin-off and may be able to direct attractive investment opportunities to Ashford Trust and away from us.

        Until its spin-off on November 12, 2014, Ashford Advisor was a subsidiary of Ashford Trust, a publicly-traded hotel REIT, with investment objectives that are similar to ours. As of November 17, 2014, Ashford Trust holds 30.17% of the equity of Ashford Inc., the Ashford Advisor's parent company, on a fully diluted basis. So long as Ashford Advisor is our external advisor, our governing documents require us to include two persons designated by Ashford Advisor as candidates for election as director at any stockholder meeting at which directors are to be elected. Each of our executive officers and two of our directors also serve as key employees and as officers of Ashford Advisor and Ashford Trust. Furthermore, Mr. Monty J. Bennett, our chief executive officer and chairman, is also the chief executive officer and chairman of Ashford Trust. Our advisory agreement requires Ashford Advisor to present investments that satisfy our investment guidelines to us before presenting them to Ashford Trust or any future client of Ashford Advisor. Our board may modify or supplement our investment guidelines from time to time so long as we do not change our investment guidelines in such a way as to be directly competitive with all or any portion of Ashford Trust's investment guidelines as of the date of the advisory agreement. If we materially change our investment guidelines without the express consent of Ashford Advisor, then Ashford Advisor will not have an obligation to present investment opportunities and instead Ashford Advisor will use its best judgment to allocate investment opportunities to us and other entities it advises, taking into account such factors as Ashford Advisor deems relevant, in its discretion, subject to any then existing obligations of Ashford Advisor to such other entities. However, some portfolio investment opportunities may include hotels that satisfy our investment objectives as well as hotels that satisfy the investment objectives of Ashford Trust or other entities advised by Ashford Advisor. If the portfolio cannot be equitably divided, Ashford Advisor will necessarily have to make a determination as to which entity will be presented with the opportunity. In such a circumstance, our advisory agreement requires Ashford Advisor to allocate portfolio investment opportunities between us and Ashford Trust or other entities advised by Ashford Advisor in a fair and equitable manner, consistent with our, Ashford Trust's and such other entities' investment objectives. In making this determination, Ashford Advisor, using substantial discretion, is required to consider the investment strategy and guidelines of each entity with respect to acquisition of properties, portfolio concentrations, tax consequences, regulatory restrictions, liquidity requirements, leverage and other factors deemed appropriate. In making the allocation determination, Ashford Advisor has no obligation to make any such investment opportunity available to us. Ashford Advisor and Ashford Trust have agreed that any new investment opportunities that satisfy our investment guidelines will be presented to our board of directors; however, our board will have only ten business days to make a determination with respect to such opportunity prior to it being available to Ashford Trust. The above mentioned dual responsibilities may create conflicts of interest for our officers that could result in decisions or allocations of investments that may benefit Ashford Trust more than they benefit our company, and Ashford Trust may compete with us with respect to certain investments that we may want to acquire.

         Ashford Advisor and its key employees, who are our executive officers, face competing demands relating to their time and this may adversely affect our operations.

        We rely on Ashford Advisor and its employees for the day-to-day operation of our business. Until its spin-off, Ashford Advisor was wholly owned by Ashford Trust. Ashford Advisor continues to be an affiliate of Ashford Trust and is led by the current management team of Ashford Trust. Because Ashford Advisor's key employees have duties to Ashford Trust as well as to our company, we do not have their undivided attention and they face conflicts in allocating their time and resources between our company and Ashford Trust. Ashford Advisor may also manage other entities in the future. As a result of the spin-off of Ashford Advisor, its employees have additional responsibilities relating to Ashford Advisor's status as a public company. During turbulent market conditions or other times when we need focused support and assistance from Ashford Advisor, other entities for which Ashford Advisor also acts as an external advisor or Ashford Trust may likewise require greater focus and attention, placing competing high levels of demand on the limited time and resources of Ashford Advisor's key employees. We may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed by persons working exclusively for us.

         We must pay a minimum advisory fee to Ashford Advisor regardless of our performance.

        Ashford Advisor is entitled to receive a quarterly base fee from us that is based on our total enterprise value (as defined in our advisory agreement), regardless of the performance of our portfolio. Ashford Advisor's entitlement to nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio.

         Conflicts of interest with Remington could result in our hotel-level management acting other than in our stockholders' best interest.

        Remington currently manages the Pier House Resort, and we expect Remington will manage certain of the hotels we acquire in the future. Conflicts of interest in general and specifically relating to Remington may lead to management decisions that are not in our stockholders' best interest. Our chief executive officer and chairman, Mr. Monty J. Bennett, serves as the chief executive officer of Remington. Mr. Monty J. Bennett and his father, Mr. Archie Bennett, Jr., beneficially own 100% of Remington.

        We entered into a mutual exclusivity agreement and a master management agreement with Remington. To the extent we have the right or control the right to direct such matters, the exclusivity agreement requires us to engage Remington to provide certain project management and development services for our properties and to engage Remington to provide, under the master management agreement, property management, project management and development services for all future properties that we acquire, unless our independent directors either (i) unanimously vote not to hire Remington, or (ii) based on special circumstances or past performance, by a majority vote, elect not to engage Remington because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington or that another manager or developer could perform the duties materially better. As one of the two beneficial owners of Remington, which would receive any property management, project management, development and termination fees payable by us under the master management agreement, Mr. Monty J. Bennett may influence our decisions to sell, acquire, or develop hotels when it is not in the best interest of our stockholders to do so.

        Mr. Monty J. Bennett's ownership interests in and management obligations to Remington present him with conflicts of interest in making management decisions related to the commercial arrangements between us and Remington, and his management obligations to Remington reduce the time and effort he spends managing our company. Our board of directors has adopted a policy that requires all material approvals, actions or decisions which we have the right to make under the master management agreement with Remington be approved by a majority or, in certain circumstances, all, of our independent directors. However, given the authority and/or operational latitude provided to Remington under the master management agreement, Mr. Monty J. Bennett, as the chief executive officer of Remington, could take actions or make decisions that are not in our stockholders' best interest or that are otherwise inconsistent with his obligations to us under the master management agreement or our obligations under the applicable franchise agreements.

         Remington's ability to exercise significant influence over the determination of the competitive set for any hotels managed by Remington could artificially enhance the perception of the performance of a hotel, making it more difficult to use managers other than Remington for future properties.

        Under our master management agreement with Remington, we have the right to terminate Remington based on the performance of the applicable hotel, subject to the payment of a termination fee. The determination of performance is based on the applicable hotel's gross operating profit margin and its RevPAR penetration index, which provides the relative revenue per room generated by a specified property as compared to its competitive set. For each hotel managed by Remington, its competitive set consists of a small group of hotels in the relevant market that we and Remington believe are comparable for purposes of benchmarking the performance of such hotel. Remington has significant influence over the determination of the competitive set for any of our hotels that it manages. Remington could artificially enhance the perception of the performance of a hotel by selecting a competitive set that is not performing well or is not comparable to the Remington-managed hotel, thereby making it more difficult for us to elect not to use Remington for future hotel management.

         Remington may be able to pursue lodging investment opportunities that compete with us.

        Pursuant to the terms of our mutual exclusivity agreement with Remington, if investment opportunities that satisfy our investment criteria are identified by Remington or its affiliates, Remington will give us a written notice and description of the investment opportunity. We will have 10 business days to either accept or reject the investment opportunity. If we reject the opportunity, Remington may then pursue such investment opportunity, subject to a right of first refusal in favor of Ashford Trust pursuant to an existing agreement between Ashford Trust and Remington, on materially the same terms and conditions as offered to us. If we reject such an investment opportunity, either Ashford Trust or Remington could pursue the opportunity and compete with us. In such a case, Mr. Monty J. Bennett, our chief executive officer and chairman, in his capacity as chairman and chief executive officer of Ashford Trust or as chief executive officer of Remington could be in a position of directly competing with us, and Remington may compete with us with respect to certain investments that we may want to acquire.

         Our fiduciary duties as the general partner of our operating partnership could create conflicts of interest, which may impede business decisions that could benefit our stockholders.

        As the general partner of our operating partnership, we have fiduciary duties to the other limited partners in our operating partnership, the discharge of which may conflict with the interests of our stockholders. The limited partners of our operating partnership have agreed that, in the event of a conflict in the fiduciary duties owed by us to our stockholders and, in our capacity as general partner of our operating partnership, to such limited partners, we are under no obligation to give priority to the interests of such limited partners. In addition, persons holding common units have the right to vote on certain amendments to the operating partnership agreement (which require approval by a majority in interest of the limited partners, including us) and individually to approve certain amendments that would adversely affect their rights. These voting rights may be exercised in a manner that conflicts with the interests of our stockholders. For example, we cannot modify the rights of limited partners to receive distributions as set forth in the operating partnership agreement in a manner that adversely affects their rights without their consent, even though such modification might be in the best interest of our stockholders.

        In addition, conflicts may arise when the interests of our stockholders and the limited partners of our operating partnership diverge, particularly in circumstances in which there may be an adverse tax consequence to the limited partners. Tax consequences to holders of common units upon a sale or refinancing of our properties may cause the interests of Ashford Trust or the key employees of Ashford Advisor (who are executive officers of Ashford Trust and have ownership interests in Ashford Trust) to differ from our stockholders. As a result of unrealized built-in gain attributable to contributed property at the time of contribution, some holders of common units, including Ashford Trust, may suffer different and more adverse tax consequences than holders of our common stock upon the sale or refinancing of the properties owned by our operating partnership, including disproportionately greater allocations of items of taxable income and gain upon a realization event. As those holders will not receive a correspondingly greater distribution of cash proceeds, they may have different objectives regarding the appropriate pricing, timing and other material terms of any sale or refinancing of certain properties, or whether to sell or refinance such properties at all. As a result, Ashford Advisor, which is an affiliate of Ashford Trust, may cause us to sell, not sell or refinance certain properties, even if such actions or inactions might be financially advantageous to our stockholders, or to enter into tax deferred exchanges with the proceeds of such sales when such a reinvestment might not otherwise be in our best interest.

         Our conflicts of interest policy may not adequately address all of the conflicts of interest that may arise with respect to our activities.

        We have adopted a conflicts of interest policy to address specifically some of the conflicts relating to our activities which requires the approval of a majority of our disinterested directors to approve any transaction, agreement or relationship in which any of our directors or officers, Ashford Advisor or its employees or Ashford Trust has an interest. This policy may not be adequate to address all of the conflicts that may arise. In addition, it may not address such conflicts in a manner that is favorable to us.

Risks Related to Hotel Investments

         We are subject to general risks associated with operating hotels.

        We own hotel properties, which have different economic characteristics than many other real estate assets and a hotel REIT is structured differently than many other types of REITs. A typical office property, for example, has long-term leases with third-party tenants, which provides a relatively stable long-term stream of revenue. Hotels, on the other hand, generate revenue from guests that typically stay at the hotel for only a few nights, which causes the room rate and occupancy levels at each of our hotels to change every day, and results in earnings that can be highly volatile.

        In addition, our hotels are subject to various operating risks common to the hotel industry, many of which are beyond our control, including, among others, the following:

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  competition from other hotel properties in our markets;

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  over-building of hotels in our markets, which results in increased supply and adversely affects occupancy and revenues at our hotels;

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  dependence on business and commercial travelers and tourism;

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  increases in operating costs due to inflation, increased energy costs and other factors that may not be offset by increased room rates;

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  changes in interest rates and in the availability, cost and terms of debt financing;

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  increases in assessed property taxes from changes in valuation or real estate tax rates;

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  increases in the cost of property insurance;

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  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance;

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  unforeseen events beyond our control, such as terrorist attacks, travel related health concerns which could reduce travel, including pandemics and epidemics such as Ebola, H1N1 influenza (swine flu), avian bird flu and SARS, imposition of taxes or surcharges by regulatory authorities, travel-related accidents, travel infrastructure interruptions and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes;

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  adverse effects of international, national, regional and local economic and market conditions and increases in energy costs or labor costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

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  adverse effects of a downturn in the lodging industry; and

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  risks generally associated with the ownership of hotel properties and real estate, as we discuss in more detail below.

        These factors could adversely affect our hotel revenues and expenses, which in turn could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

         We may have to make significant capital expenditures to maintain our hotel properties, and any development activities we undertake may be more costly than we anticipate.

        Our hotels have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures, and equipment. Managers or franchisors of our hotels also require that we make periodic capital improvements pursuant to our management agreements or as a condition of maintaining franchise licenses. Generally, we are responsible for the cost of these capital improvements. As part of our long-term growth strategy, we may also develop hotels. Hotel renovation and development involves substantial risks, including:

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  construction cost overruns and delays;

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  the disruption of operations and displacement of revenue at operating hotels, including revenue lost while rooms, restaurants or meeting space under renovation are out of service;

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  the cost of funding renovations or developments and inability to obtain financing on attractive terms;

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  the return on our investment in these capital improvements or developments failing to meet expectations;

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  inability to obtain all necessary zoning, land use, building, occupancy, and construction permits;

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  loss of substantial investment in a development project if a project is abandoned before completion;

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  environmental problems; and

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  disputes with franchisors or property managers regarding compliance with relevant franchise agreements or management agreements.

        If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to borrow, sell assets or sell additional equity securities to fund future capital improvements.

         The hotel business is seasonal, which affects our results of operations from quarter to quarter.

        The hotel industry is seasonal in nature. This seasonality can cause quarterly fluctuations in our financial condition and operating results, including in the amount available for distributions on our common stock. Our quarterly operating results may be adversely affected by factors outside our control, including weather conditions and poor economic factors in certain markets in which we operate. Our cash flows may not be sufficient to offset any shortfalls that occur as a result of these fluctuations. As a result, we may have to reduce distributions or enter into short-term borrowings in certain quarters in order to make distributions to our stockholders. Such borrowings may not be available on favorable terms, if at all.

         The cyclical nature of the lodging industry may cause fluctuations in our operating performance, which could have a material adverse effect on our business and operating results.

        The lodging industry historically has been highly cyclical in nature. Fluctuations in lodging demand and, therefore, hotel operating performance, are caused largely by general economic and local market conditions, which subsequently affect levels of business and leisure travel. In addition to general economic conditions, new hotel room supply is an important factor that can affect the lodging industry's performance, and overbuilding has the potential to further exacerbate the negative impact of an economic recession. Room rates and occupancy, and thus RevPAR, tend to increase when demand growth exceeds supply growth. An adverse change in lodging fundamentals could result in returns that are substantially below our expectations or result in losses, which could have a material adverse effect on our business and operating results.

         Many of our real estate-related costs are fixed, and will not decrease even if revenue from our hotels decreases.

        Many costs, such as real estate taxes, insurance premiums and maintenance costs, generally are not reduced even when a hotel is not fully occupied, room rates decrease or other circumstances cause a reduction in revenues. In addition, newly acquired or renovated hotels may not produce the revenues we anticipate immediately, or at all, and the hotel's operating cash flow may be insufficient to pay the operating expenses and debt service associated with these new hotels. If we are unable to offset real estate costs with sufficient revenues across our portfolio, our operating results and our ability to make distributions to our stockholders may be adversely affected.

         The increasing use of Internet travel intermediaries by consumers may adversely affect our profitability.

        Some of our hotel rooms are booked through Internet travel intermediaries, including, but not limited to, Travelocity.com, Expedia.com and Priceline.com. As Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our management companies. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as "three-star downtown hotel") at the expense of brand identification. These intermediaries hope that consumers will eventually develop brand loyalties to their reservations system rather than to the brands under which our properties are franchised. If the amount of sales made through Internet intermediaries increases significantly and results in a decrease in consumer loyalty to the brands under which our hotels are franchised, our rooms revenues may be lower than expected, and our profitability may be adversely affected.

         Our revenues and profitability may be adversely affected by increased use of business-related technology, which may reduce the need for business-related travel.

        The increased use of teleconference and video-conference technology by businesses could result in decreased business travel as companies increase the use of technologies that allow multiple parties from different locations to participate at meetings without traveling to a centralized meeting location. To the extent that such technologies play an increased role in day-to-day business and the necessity for business-related travel decreases, hotel room demand may decrease and our revenues, profitability and ability to make distributions to our stockholders may be adversely affected.

         Future terrorist attacks or changes in terror alert levels could materially and adversely affect our business.

        Previous terrorist attacks and subsequent terrorist alerts have adversely affected the U.S. travel and hospitality industries since 2001, often disproportionately to the effect on the overall economy. The extent of the impact that actual or threatened terrorist attacks in the U.S. or elsewhere could have on domestic and international travel and our business in particular cannot be determined, but any such attacks or the threat of such attacks could have a material adverse effect on travel and hotel demand, our ability to finance our business and our ability to insure our hotels. Any of these events could materially and adversely affect our business, our operating results and our prospects.

         We are subject to risks associated with the employment of hotel personnel, particularly with respect to hotels that employ unionized labor.

        Our third-party managers are responsible for hiring and maintaining the labor force at each of our hotels. Although we do not directly employ or manage employees at our hotels, we still are subject to many of the costs and risks generally associated with the hotel labor force, particularly with respect to hotels with unionized labor. From time to time, hotel operations may be disrupted as a result of strikes, lockouts, public demonstrations or other negative actions and publicity. We also may incur increased legal costs and indirect labor costs as a result of contract disputes or other events. The resolution of labor disputes or re-negotiated labor contracts could lead to increased labor costs, either by increases in wages or benefits or by changes in work rules that raise hotel operating costs. We do not have the ability to affect the outcome of these disputes.

Risks Related to the Real Estate Industry

         Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our hotel properties and harm our financial condition.

        Because real estate investments are relatively illiquid, our ability to sell promptly one or more hotel properties for reasonable prices in response to changing economic, financial, and investment conditions is limited.

        The real estate market is affected by many factors that are beyond our control, including:

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  adverse changes in international, national, regional and local economic and market conditions;

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  changes in interest rates and in the availability, cost, and terms of debt financing;

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  changes in governmental laws and regulations, fiscal policies, and zoning and other ordinances, and the related costs of compliance with laws and regulations, fiscal policies and zoning and other ordinances;

  •
  the ongoing need for capital improvements, particularly in older structures;

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  changes in operating expenses; and

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  civil unrest, acts of war or terrorism, and acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured and underinsured losses.

        We may decide to sell hotel properties in the future. We cannot predict whether we will be able to sell any hotel property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a hotel property.

        We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements. In addition, when we acquire a hotel property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These and other factors could impede our ability to respond to adverse changes in the performance of our hotel properties or a need for liquidity.

         Increases in property taxes would increase our operating costs, reduce our income and adversely affect our ability to make distributions to our stockholders.

        Each of our hotel properties is subject to real and personal property taxes. These taxes may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our financial condition, results of operations and our ability to make distributions to our stockholders could be materially and adversely affected and the market price of our common stock could decline.

         The costs of compliance with or liabilities under environmental laws may harm our operating results.

        Operating expenses at our hotels could be higher than anticipated due to the cost of complying with existing or future environmental laws and regulations. In addition, our hotel properties may be subject to environmental liabilities. An owner or operator of real property can face liability for environmental contamination created by the presence or discharge of hazardous substances on the property. We may face liability regardless of:

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  our knowledge of the contamination;

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  the timing of the contamination;

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  the cause of the contamination; or

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  the party responsible for the contamination.

        There may be environmental problems associated with our hotel properties of which we are unaware. Some of our hotel properties use, or may have used in the past, underground tanks for the storage of petroleum-based or waste products that could create a potential for release of hazardous substances. If environmental contamination exists on a hotel property, we could become subject to strict, joint and several liabilities for the contamination if we own the property.

        The discovery of material environmental liabilities at our properties could subject us to unanticipated significant costs. The presence of hazardous substances on a property may adversely affect our ability to sell the property on favorable terms or at all, and we may incur substantial remediation costs.

        Our environmental insurance policies may not provide sufficient coverage for any environmental liabilities at our properties. In addition, if environmental liabilities are discovered during the underwriting of the insurance policies for any property that we acquire in the future, we may be unable to obtain insurance coverage for the liabilities at commercially reasonable rates or at all. We may experience losses as a result of any of these events.

        Numerous treaties, laws and regulations have been enacted to regulate or limit carbon emissions. Changes in the regulations and legislation relating to climate change, and complying with such laws and regulations, may require us to make significant investments in our hotels and could result in increased energy costs at our properties.

         Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

        When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. Some of the properties in our portfolio may contain microbial matter such as mold and mildew. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us to liability from hotel guests, hotel employees, and others if property damage or health concerns arise.

         Compliance with the Americans with Disabilities Act and fire, safety, and other regulations may require us to incur substantial costs.

        All of our properties are required to comply with the Americans with Disabilities Act of 1990, as amended (the "ADA"). The ADA requires that "public accommodations," such as hotels, be made accessible to people with disabilities. Compliance with the ADA's requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both. In addition, we are required to operate our properties in compliance with fire and safety regulations, building codes, and other land use regulations as they may be adopted by governmental agencies and bodies and become applicable to our properties. Any requirement to make substantial modifications to our hotel properties, whether to comply with the ADA or other changes in governmental rules and regulations, could be costly.

         We may experience uninsured or underinsured losses.

        We maintain property and casualty insurance with respect to our hotel properties and other insurance, in each case, with loss limits and coverage thresholds deemed reasonable by our management team (and to satisfy the requirements of lenders and franchisors). In doing so, we make decisions with respect to what deductibles, policy limits, and terms are reasonable based on management's experience, our risk profile, the loss history of our property managers and our properties, the nature of our properties and our businesses, our loss prevention efforts, and the cost of insurance.

        Various types of catastrophic losses may not be insurable or may not be economically insurable. In the event of a substantial loss, our insurance coverage may not cover the full current market value or replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors might cause insurance proceeds to be insufficient to fully replace or renovate a hotel after it has been damaged or destroyed. Accordingly, it is possible that:

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  the insurance coverage thresholds that we have obtained may not fully protect us against insurable losses (i.e., losses may exceed coverage limits);

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  we may incur large deductibles that adversely affect our earnings;

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  we may incur losses from risks that are not insurable or that are not economically insurable; and

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  current coverage thresholds may not continue to be available at reasonable rates.

        In the future, we may choose not to maintain terrorism insurance on any of our properties. As a result, one or more large uninsured or underinsured losses could have a material adverse effect on our business, operating results and financial condition.

        Each of our current lenders requires us to maintain certain insurance coverage thresholds. If a lender does not believe we have complied with these requirements, the lender could obtain additional coverage thresholds and seek payment from us, or declare us in default under the loan documents. In the former case, we could spend more for insurance than we otherwise deem reasonable or necessary or, in the latter case, the hotels collateralizing one or more loans could be foreclosed upon. In addition, a material casualty to one or more hotels collateralizing loans may result in the insurance company applying to the outstanding loan balance insurance proceeds that otherwise would be available to repair the damage caused by the casualty, which would require us to fund the repairs through other sources, The lender may also foreclose on the hotels if there is a material loss that is not insured.

Risks Related to Our Organization and Structure

         Our charter contains provisions that may delay or prevent a change of control transaction.

        Our charter contains 9.8% ownership limits. For the purpose of preserving our REIT qualification, our charter prohibits direct or constructive ownership by any person of more than:

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  9.8% of the lesser of the total number or value of the outstanding shares of our common stock, or

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  9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock or any other stock of our company, unless our board of directors grants a waiver.

        Our charter's constructive ownership rules are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock by an individual or entity could nevertheless cause that individual or entity to own constructively in excess of 9.8% of the outstanding common stock, and thus be subject to our charter's ownership limit. Any attempt to own or transfer shares of our common stock in excess of the ownership limit without the consent of our board of directors will be void, and could result in the shares being automatically transferred to a charitable trust.

         Our board of directors may create and issue a class or series of preferred stock without stockholder approval.

        Our charter authorizes our board of directors to issue preferred stock in one or more classes and to establish the preferences and rights of any class of preferred stock issued. These actions can be taken without obtaining stockholder approval. Our preferred stock issuances could have the effect of delaying or preventing someone from taking control of us, even if our stockholders believe that a change in control was in their best interests.

         Certain provisions in the partnership agreement for our operating partnership may delay or prevent unsolicited acquisitions of us.

        Provisions in the partnership agreement of our operating partnership may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions include, among others:

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  redemption rights of qualifying parties;

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  transfer restrictions on our common units;

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  the ability of the general partner in some cases to amend the partnership agreement without the consent of the limited partners; and

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  the right of the limited partners to consent to transfers of the general partnership interest and mergers of the operating partnership under specified circumstances.

         Certain provisions of Maryland law could inhibit changes in control.

        Certain provisions of the Maryland General Corporation Law (the "MGCL") may have the effect of inhibiting a third party from making a proposal to acquire us or impeding a change of control under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of our common stock, including:

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  "business combination" provisions that, subject to limitations, prohibit certain business combinations between us and an "interested stockholder" (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose special stockholder voting requirements on these business combinations, unless certain fair price requirements set forth in the MGCL are satisfied; and

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  "control share" provisions that provide that "control shares" of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a "control share acquisition" (defined as the direct or indirect acquisition of ownership or control of outstanding "control shares") have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

        Our charter opts out of each of these requirements, but we may later amend our charter, with stockholder approval, to modify or eliminate these opt-out provisions.

        In addition, Title 3, Subtitle 8 of the MGCL permits our board of directors, without stockholder approval, to implement certain takeover defenses. Under this authority, our Board has elected into a provision that gives the Board the exclusive authority to fill vacancies on the Board that occur for any reason. This election and any other elections our Board may make in the future may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deterring or preventing a charge in control of our company under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-current market price.

        Our charter provides that a director may be removed only for cause and only upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Our charter defines cause to mean, with respect to any particular director, conviction of a felony or a final judgment of court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active deliberate dishonesty. However, because of the board's exclusive power to fill vacant directorships, stockholders will be precluded from filling the vacancies created by their removal of any incumbent directors.

         Our charter, bylaws, the partnership agreement for our operating partnership and Maryland law contain other provisions that may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

        Our board of directors has overall authority to oversee our operations and determine our major corporate policies. This authority includes significant flexibility. For example, our board of directors can do the following without stockholder approval:

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  terminate Ashford Advisor under certain conditions pursuant to our advisory agreement;

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  amend or revise at any time and from time to time our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations;

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  amend our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements;

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  subject to the terms of our charter, prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of us and our stockholders;

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  issue additional shares without obtaining stockholder approval, which could dilute the ownership of our then-current stockholders;

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  amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series, without obtaining stockholder approval;

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  classify or reclassify any unissued shares of our common stock or preferred stock and set the preferences, rights and other terms of such classified or reclassified shares, including provisions that may have an anti-takeover effect, without obtaining stockholder approval;

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  employ and compensate affiliates;

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  direct our resources toward investments that do not ultimately appreciate over time; and

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  determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Any of these actions could increase our operating expenses, impact our ability to make distributions or reduce the value of our assets without giving our stockholders the right to vote on whether we should take such actions.

         Our rights and the rights of our stockholders to take action against our directors and officers are limited.

        Maryland law provides that a director or officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter eliminates our directors' and officers' liability to us and our stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or a judgment of active and deliberate dishonesty that was material to the cause of action. Our charter requires us to indemnify our directors and officers to the maximum extent permitted by Maryland law for liability actually incurred in connection with any proceeding to which they may be made, or threatened to be made, a party, except to the extent that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services, or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist under common law. In addition, we may be obligated to advance the defense costs incurred by our directors and officers, prior to any determination regarding the availability of indemnification, if actions are taken against them in their capacity as directors and officers.

Risks Related to Our Status as a REIT

         Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

        We intend to operate in a manner intended to allow us to qualify as a REIT for U.S. federal income tax purposes. We believe that our organization and current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ended December 31, 2013. However, we may not qualify or remain qualified as a REIT.

        If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

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  we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

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  we could be subject to the federal alternative minimum tax and possibly increased state and local income taxes; and

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  unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

        In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock.

         If Ashford Trust failed to qualify as a REIT in any of its 2009 through 2013 taxable years, we would be prevented from electing to qualify as a REIT under applicable Treasury Regulations.

        Under applicable Treasury Regulations, if Ashford Trust failed to qualify as a REIT in any of its 2009 through 2013 taxable years, unless Ashford Trust's failure to qualify as a REIT was subject to relief under U.S. federal income tax laws, we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Ashford Trust failed to qualify.

         Even if we qualify and remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

        Even if we qualify and remain qualified for taxation as a REIT, we may be subject to certain federal, state, and local taxes on our income and assets, as well as foreign taxes to the extent that we own assets or conduct operations in international jurisdictions. For example:

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  We will be required to pay tax on undistributed REIT taxable income.

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  We may be required to pay the "alternative minimum tax" on our items of tax preference.

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  If we have net income from the disposition of foreclosure property held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay tax on that income at the highest corporate rate.

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  If we sell a property in a "prohibited transaction," our gain from the sale would be subject to a 100% penalty tax.

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  Each of our taxable REIT subsidiaries is a fully taxable corporation and will be subject to federal and state taxes on its income.

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  We may experience increases in our state and local income tax burden. Over the past several years, certain states have significantly changed their income tax regimes in order to raise revenues. The changes enacted include the taxation of modified gross receipts (as opposed to net taxable income), the suspension of and/or limitation on the use of net operating loss deductions, increases in tax rates and fees, the addition of surcharges, and the taxation of our partnership income at the entity level. Facing mounting budget deficits, more state and local taxing authorities have indicated that they are going to revise their income tax regimes in this fashion and/or eliminate certain federally allowed tax deductions such as the REIT dividends paid deduction.

         Failure to make required distributions would subject us to U.S. federal corporate income tax.

        We intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to qualify as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid and excluding any net capital gain, each year to our stockholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Internal Revenue Code.

         Our TRS lessee structure increases our overall tax liability.

        Our TRS lessees are subject to federal, state and local income tax on their taxable income, which consists of the revenues from the hotel properties leased by our TRS lessees, net of the operating expenses for such hotel properties and rent payments to us. Accordingly, although our ownership of our TRS lessees allows us to participate in the operating income from our hotel properties in addition to receiving rent, that operating income is fully subject to income tax. The after-tax net income of our TRS lessees is available for distribution to us.

         If our leases with our TRS lessees are not respected as true leases for federal income tax purposes, we would fail to qualify as a REIT.

        To qualify as a REIT, we are required to satisfy two gross income tests, pursuant to which specified percentages of our gross income must be passive income, such as rent. For the rent paid pursuant to the hotel leases with our TRS lessees, which constitutes substantially all of our gross income, to qualify for purposes of the gross income tests, the leases must be respected as true leases for federal income tax purposes and must not be treated as service contracts, joint ventures or some other type of arrangement. We have structured our leases, and intend to structure any future leases, so that the leases will be respected as true leases for federal income tax purposes, but the IRS may not agree with this characterization. If the leases were not respected as true leases for federal income tax purposes, we would not be able to satisfy either of the two gross income tests applicable to REITs and likely would fail to qualify as a REIT.

         Our ownership of TRSs is limited and our transactions with our TRSs will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm's-length terms.

        A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT,

including gross operating income from hotels that are operated by eligible independent contractors pursuant to hotel management agreements. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's-length basis.

        Our TRSs are subject to federal, foreign, state and local income tax on their taxable income, and their after-tax net income is available for distribution to us but is not required to be distributed to us. We believe that the aggregate value of the stock and securities of our TRSs is less than 25% of the value of our total assets (including our TRS stock and securities).

        We monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with TRS ownership limitations. In addition, we scrutinize all of our transactions with our TRSs to ensure that they are entered into on arm's-length terms to avoid incurring the 100% excise tax described above. For example, in determining the amounts payable by our TRSs under our leases, we engaged a third party to prepare transfer pricing studies to ascertain whether the lease terms we established are on an arm's-length basis as required by applicable Treasury Regulations. However, as illustrated by the discussion below under "—One of our TRSs may be subject to significant taxes and penalties based on transactions that occurred prior to the spin-off," the receipt of a transfer pricing study does not prevent the IRS from challenging the arm's-length nature of the lease terms between a REIT and its TRS lessees. Consequently, we may not be able to avoid application of the 100% excise tax discussed above.

         One of our TRSs may be subject to significant taxes and penalties based on transactions that occurred prior to the separation and distribution.

        As part of our separation and distribution from Ashford Trust, Ashford Trust contributed to us its indirect ownership in CHH III Tenant Parent Corp. ("CHH"), the parent of the TRS lessees for two of our properties, which we have elected to treat as a TRS. In September 2010, the Internal Revenue Service ("IRS") completed an audit of CHH for the tax year ended December 31, 2007. The IRS issued a notice of proposed adjustment based on Section 482 of the Internal Revenue Code that reduced the amount of rent Ashford Trust charged CHH. Ashford Trust owns a 75% interest in the hotel properties and CHH. In connection with the CHH audit, the IRS selected Ashford Trust for audit for the same tax year. In October 2011, the IRS issued an income tax adjustment to Ashford Trust as an alternative to the CHH proposed adjustment. The Ashford Trust adjustment is based on the REIT 100% federal excise tax on its share of the amount by which the rent was held to be greater than the arm's-length rate. Ashford Trust strongly disagreed with the IRS' position and appealed its cases to the IRS Appeals Office. In determining amounts payable by CHH under its leases, Ashford Trust engaged a third party to prepare a transfer pricing study which concluded that the lease terms were consistent with arms' length terms as required by applicable Treasury regulations. Ashford Trust believes the IRS transfer pricing methodologies applied in the audits contained flaws and that the IRS adjustments to the rent charged were inconsistent with the U.S. federal tax laws related to REITs and true leases. The IRS Appeals Office reviewed the Ashford Trust and CHH cases in 2012. In July 2013, the IRS Appeals Office issued "no-change letters" for CHH and Ashford Trust indicating that the 2007 tax returns were accepted as filed and the examinations resulted in no deficiencies. The statute of limitations for IRS assessments relating to the 2007 tax returns expired on March 31, 2014.

        In June 2012, the IRS completed audits of CHH and Ashford Trust for the tax years ended December 31, 2008 and 2009. With respect to the 2009 tax year, the IRS has not proposed any adjustments to CHH or Ashford Trust. For the 2008 tax year, the IRS issued notices of proposed adjustments for both Ashford Trust and CHH. The Ashford Trust adjustment is for $3.3 million of U.S. federal excise taxes and represents the amount by which the IRS asserts that the rent charged to CHH was greater than the arms' length rate pursuant to IRC Section 482. The CHH adjustment is for $1.6 million of additional income, which would equate to approximately $467,000 of additional U.S. federal income taxes and potential state income taxes of $83,000, net of federal benefit. The CHH adjustment represents the IRS' imputation of compensation to CHH under IRC Section 482 for agreeing to be a party to the lessor entity's bank loan agreement. Until the spin-off, Ashford Trust owned a 75% interest in the lessor entity. Ashford Trust strongly disagreed with both of the IRS adjustments for the reasons noted under the 2007 audits, and in addition, Ashford Trust believed the IRS misinterpreted certain terms of the lease, third-party hotel management agreements, and bank loan agreements. Ashford Trust appealed the cases to the IRS Appeals Office, and the IRS assigned the same Appeals team that oversaw the 2007 cases to the 2008 cases. Ashford Trust's representatives attended the Appeals conferences for the 2008 cases in August 2013 and February, April and May 2014. In August 2014, Ashford Trust reached a final settlement with the IRS Appeals Office resolving all issues that arose in the 2008 audits of CHH and Ashford Trust. In connection with the settlement, Ashford Trust agreed to an adjustment to reduce the TRS rent expense and thereby increase CHH's taxable income by $660,000. However, due to net operating losses available for utilization by CHH in the 2008 tax year and the expiration of the statute of limitations for the 2009 CHH tax year, the IRS Appeals Office issued "no-change letters" for CHH and Ashford Trust indicating that the examinations resulted in no deficiencies. U.S. federal income tax assessment statutes of limitations generally limit the time the IRS has to make assessments to within three years after a return is due or filed, whichever is later. As a result, the IRS requested and Ashford Trust agreed to extend the assessment statute of limitations three times for both CHH and Ashford Trust for the 2008 tax year to December 31, 2014. To the extent the ultimate resolution of the 2008 case results in additional tax owed by CHH, we, through our ownership of CHH, will bear the burden of those additional taxes. Consequently, as part of the separation and distribution, Ashford Trust agreed to indemnify us and CHH for (i) any expenses incurred in connection with the audits and (ii) any additional taxes, interest or penalty incurred upon resolution of the audit and any tax liability incurred as a result of such indemnity payment. However, if Ashford Trust is unable to pay the amounts required under the indemnity for any reason, we, through our ownership of CHH, would bear the burden of the additional taxes, interest and penalties owed by CHH.

         If our hotel managers do not qualify as "eligible independent contractors," we would fail to qualify as a REIT.

        Rent paid by a lessee that is a "related party tenant" of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. We lease all of our hotels to our TRS lessees. A TRS lessee will not be treated as a "related party tenant," and will not be treated as directly operating a lodging facility, which is prohibited, to the extent the TRS lessee leases properties from us that are managed by an "eligible independent contractor."

        We believe that the rent paid by our TRS lessee is qualifying income for purposes of the REIT gross income tests and that our TRSs qualify to be treated as taxable REIT subsidiaries for federal income tax purposes, but the IRS could challenge this treatment and a court could sustain such a challenge. If the IRS were successful in challenging this treatment, it is possible that we would fail to meet the asset tests applicable to REITs and substantially all of our income would fail to qualify for the gross income tests. If we failed to meet either the asset or gross income tests, we would likely lose our REIT qualification for federal income tax purposes, unless certain relief provisions applied. If our hotel managers do not qualify as "eligible independent contractors," we would fail to qualify as a REIT. Each of the hotel management companies that enters into a management contract with our TRS lessees must qualify as an "eligible independent contractor" under the REIT rules in order for the rent paid to us by our TRS lessees to be qualifying income for our REIT income test requirements. Among other requirements, in order to qualify as an eligible independent contractor a manager must not own more than 35% of our outstanding shares (by value) and no person or group of persons can own more than 35% of our outstanding shares and the ownership interests of the manager, taking into account only owners of more than 5% of our shares and, with respect to ownership interests in such managers that are publicly-traded, only holders of more than 5% of such ownership interests. Complex ownership attribution rules apply for purposes of these 35% thresholds. Although we intend to monitor ownership of our shares by our property managers and their owners, it is possible that these ownership levels could be exceeded.

         Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

        To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our shares of beneficial interest. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may have a material adverse effect on our performance.

         Complying with REIT requirements may force us to liquidate otherwise attractive investments.

        To qualify as a REIT, we must also ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities, and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

         Complying with REIT requirements may force us to borrow to make distributions to stockholders.

        As a REIT, we must distribute at least 90% of our annual REIT taxable income, excluding net capital gains, (subject to certain adjustments) to our stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws.

        From time to time, we may generate taxable income greater than our net income for financial reporting purposes or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations, we could be required to borrow funds, sell investments at disadvantageous prices, or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce the value of our equity. We may elect to pay dividends on our common stock in cash or a combination of cash and shares as permitted under federal income tax laws governing REIT distribution requirements.

        We may elect to pay dividends on our common stock in cash or a combination of cash and shares of securities as permitted under federal income tax laws governing REIT distribution requirements. In addition, some of our distributions may include a return of capital. To the extent that we make distributions in excess of our current and accumulated earnings and profits (as determined for federal income tax purposes), such distributions would generally be considered a return of capital for U.S. federal income tax purposes to the extent of the holder's adjusted tax basis in its shares. A return of capital is not taxable, but it has the effect of reducing the holder's adjusted tax basis in its investment. To the extent that distributions exceed the adjusted tax basis of a holder's shares, they will be treated as gain from the sale or exchange of such stock. See "Material Federal Income Tax Considerations—Distribution Requirements."

         We may pay taxable dividends in our common stock and cash, in which case stockholders may sell our common stock to pay tax on such dividends, placing downward pressure on the market price of our common stock.

        We may distribute taxable dividends that are payable in cash and common stock at the election of each stockholder. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and common stock.

        If we made a taxable dividend payable in cash and common stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, stockholders may be required to pay income tax with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. If we made a taxable dividend payable in cash and our common stock and a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock. We do not currently intend to pay taxable dividends of our common stock and cash, although we may choose to do so in the future.

         The prohibited transactions tax may limit our ability to dispose of our properties.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We may be subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property. We may not be able to comply with the safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction. Consequently, we may choose not to engage in certain sales of our properties or we may conduct such sales through our TRS, which would be subject to federal and state income taxation.

         The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal and state and local income taxes on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on the total return received by our stockholders.

         Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

        The maximum federal income tax rate applicable to "qualified dividend income" payable to U.S. stockholders that are taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

         We may be subject to adverse legislative or regulatory tax changes that could effectively reduce the market price of our common stock.

        At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

         If our operating partnership failed to qualify as a partnership for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

        We believe that our operating partnership will be treated as a partnership for federal income tax purposes. As a partnership, our operating partnership is not subject to federal income tax on its income. Instead, each of its partners, including us, is allocated, and may be required to pay tax with respect to, its share of our operating partnership's income. The IRS could challenge the status of our operating partnership or any other subsidiary partnership in which we own an interest as a partnership for federal income tax purposes, and a court could sustain such a challenge. If the IRS were successful in treating our operating partnership or any such other subsidiary partnership as an entity taxable as a corporation for federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to qualify as a REIT. Also, the failure of our operating partnership or any subsidiary partnerships to qualify as a partnership could cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

         Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code. An investment in our common stock has various federal, state, and local income tax risks that could affect the value of such investment.

        Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which, in certain instances, only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. We strongly urge our stockholders to consult their tax advisors concerning the effects of federal, state, and local income tax law on an investment in our common stock.

USE OF PROCEEDS

        We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligation to the holders of our common stock and common units named in the section entitled "Selling Stockholders." We will not receive any of the proceeds from the issuance of shares of our common stock to such holders or the resale of shares of our common stock from time to time by such holders. However, we will pay certain registration expenses in connection with the offering as described in "Plan of Distribution".

 DESCRIPTION OF CAPITAL STOCK

General

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the MGCL, our charter and our bylaws. The following is a summary of the material provisions of our capital stock. The summary is qualified in its entirety by reference to the MGCL, our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Stock

        Our charter provides that we may issue up to 200 million shares of common stock, par value $0.01 per share, and up to 50 million shares of preferred stock, par value $0.01 per share. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of our stock of any class or series. As of November 17, 2014, we had 25,232,663 shares of our common stock outstanding. No shares of our preferred stock are outstanding.

Common Stock

        Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets or funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.

        Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for the affirmative vote of stockholders holding at least a majority of the shares entitled to be cast to approve each of these matters, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. Because operating assets may be held by a corporation's subsidiaries, as in our situation, a subsidiary of a corporation may be able to merge or transfer all of its assets without a vote of the our stockholders.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

        We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of shares of our authorized stock or the number of shares of stock of any class or series, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, are available for issuance without further action by our stockholders, unless stockholder approval is required by applicable law or the rules of the NYSE or any other stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, deter or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or our stockholders believe that such transaction or change of control may be in their best interests.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of the outstanding shares of our capital stock, actually or constructively own 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), other than a taxable REIT subsidiary ("TRS"), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made by us).

        Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or (ii) 9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock or any other stock of our company. We refer to this restriction as the "ownership limit."

        The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby subject the common stock to the ownership limit.

        Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as "individuals" for purposes of the Code if it determines that such ownership will not cause any "individual's" beneficial ownership of shares of our capital stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a "related party tenant" for purposes of the REIT qualification rules).

        As a condition of any waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

        In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity's percentage of our capital stock equals or falls below the decreased ownership limit, but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer "individuals" (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.5% of the value of our outstanding capital stock.

        Our charter provisions further prohibit:

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  any person from actually or constructively owning shares of our capital stock that would result in us being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

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  any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution);

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  any person from beneficially or constructively owning our stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

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  any person from beneficially or constructively owning or transferring our stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as "eligible independent contractors" under the REIT rules.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the "purported owner") as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us or with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such "excess" shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

        Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accept(s) such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the charitable beneficiary.

        Our charter also provides that "Benefit Plan Investors" (as defined in our charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute "Publicly Offered Securities" (as defined in our charter).

        All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.

        All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

        These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price over the then-prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.

Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "AHP."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

 MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following is a summary of material provisions of Maryland law and of our charter and bylaws. The summary is qualified in its entirety by reference to the MGCL, our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find Additional Information."

The Board of Directors

        Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL and not more than 15. Pursuant to an election made under Subtitle 8 of Title 3 of the MGCL, our charter provides that any and all vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the remaining directors constitute less than a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Our charter also provides that a director may be removed only for cause and only upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Under our charter, cause means, with respect to any particular director, conviction of a felony or a final judgment of court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active deliberate dishonesty. However, because of the board's exclusive power to fill vacant directorships, stockholders will be precluded from filling the vacancies created by their removal of incumbent directors.

        Pursuant to our charter, members of our board of directors serve one year terms and until their successors are elected and qualified. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders at which our board of directors is elected, the holders of a plurality of the shares of our common stock will be able to elect all of the members of our board of directors. Pursuant to our charter, for so long as Ashford Advisor serves as our external advisor, we are required to include two persons designated by Ashford Advisor as candidates for election as director at any stockholder meeting at which directors are elected.

Business Combinations

        Maryland law prohibits "business combinations" between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates as asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder of a corporation as:

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  any person who beneficially owns 10% or more of the voting power of the voting stock of the corporation; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

        A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of the then-outstanding shares of common stock; and

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  two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.

        The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

        Our charter includes a provision opting out of the business combination/moratorium provisions of the MGCL. Consequently, the five-year moratorium and the super-majority vote/fair price requirements will not apply to business combinations between us and any interested stockholder of ours unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, by any person of ownership, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise the appraisal rights provided by the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation at any time prior to the acquisition of the shares.

        Our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. Consequently, the control share acquisitions statute will not apply unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.

Maryland Unsolicited Takeovers Act

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

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  a majority requirement for the calling of a special meeting of stockholders.

        In our charter, we have elected that vacancies on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we:

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  vest in the board the exclusive power to fix the number of directorships; and

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  provide that stockholder-requested special meetings must be requested by the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting.

Amendment to Our Charter and Bylaws

        Our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue. Our charter provides that our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws.

Dissolution of Our Company

        The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Special Meetings of Stockholders

        Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer or, in the case of a stockholder requested special meeting, by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

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  with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon, including nominations of persons for election to our board of directors, will be those properly brought before the annual meeting:

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  pursuant to our notice of the meeting;

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  by, or at the direction of, our board of directors; or

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  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

  •
  with respect to a special meeting of stockholders, only the business specified in our company's notice of meeting may be brought before the meeting of stockholders; and

  •
  with respect to a special meeting of stockholders, nominations of persons for election to our board of directors may be made only:

  •
  by, or at the direction of, our board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

        Generally, in accordance with our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the prior year's annual meeting of stockholders. For a stockholder seeking to nominate a candidate for our board of directors, the notice must include all information regarding the nominee that would be required in connection with the solicitation for the election of such nominee, including name, address, occupation and number of shares held. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

No Stockholder Rights Plan

        We do not have, and we do not intend to adopt, a stockholder rights plan unless our stockholders approve in advance the adoption of a plan. If our board of directors adopts a plan for our company, we will submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption, without which the plan will terminate.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        The provisions restricting ownership and transfer of our stock in our charter, as well as the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders otherwise believe may be in their best interest. In addition, our board of directors has the power to increase the aggregate number of authorized shares and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring, or preventing a transaction or a change of control of us. See "Description of Stock—Restrictions on Ownership and Transfer" and "Description of Stock—Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock". Further, our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees.

        If our charter were to be amended to avail the corporation of the business combination provisions of the MGCL or to remove or modify the provision in the charter opting out of the control share acquisition provisions of the MGCL, or if we elect to be subject to any of the other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Our charter and the partnership agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by Maryland law, as amended from time to time.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

  •
  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

  •
  was committed in bad faith; or

  •
  was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. These limitations of liabilities do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

        We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify our directors and executive officers, and advance expenses as described above.

        Our bylaws also obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above. Subject to the approval of our board of directors, we are also obligated, to the fullest extent permitted by Maryland law in effect from time to time, and to such further extent as we shall deem appropriate under the circumstances, to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.

        The partnership agreement of our operating partnership provides that we, as the general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See "Partnership Agreement—Exculpation and Indemnification of the General Partner."

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 PARTNERSHIP AGREEMENT

Management

        Ashford Hospitality Prime Limited Partnership, our operating partnership, has been organized as a Delaware limited partnership. One of our wholly-owned subsidiaries is the sole general partner of this partnership, and one of our subsidiaries holds limited partnership units in this partnership. As of November 17, 2014, we owned, through wholly-owned subsidiaries, approximately 73.4% of the partnership interests in our operating partnership, Ashford Trust OP owned 14.5% and the limited partners of Ashford Trust OP owned the remaining approximately 12.1% of the partnership interests in our operating partnership on a fully diluted basis. In the future, we may issue additional interests in our operating partnership to third parties.

        Pursuant to the partnership agreement of our operating partnership, we, as the sole managing member of the general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of our operating partnership by virtue of being a holder of limited partnership units.

        Our subsidiary may not be removed as general partner of the partnership. Upon the bankruptcy or dissolution of the general partner, the general partner shall be deemed to be removed automatically.

        The limited partners of our operating partnership have agreed that in the event of a conflict in the fiduciary duties owed (i) by us to our stockholders and (ii) by us, as general partner of our operating partnership, to those limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to the limited partners of our operating partnership or being liable for any resulting breach of our duties to the limited partners.

Transferability of Interests

        General Partner.    The partnership agreement provides that we may not transfer our interest as a general partner (including by sale, disposition, merger or consolidation) except:

  •
  in connection with a merger of our operating partnership, a sale of substantially all of the assets of our operating partnership or other transaction in which the limited partners receive a certain amount of cash, securities or property; or

  •
  in connection with a merger of us or the general partner into another entity, if the surviving entity contributes substantially all its assets to our operating partnership and assumes the duties of the general partner under the operating partnership agreement.

        Limited Partner.    The partnership agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the limited partnership units without our consent, which we may give or withhold in our sole discretion. However, an individual partner may donate his units to his immediate family or a trust wholly-owned by his immediate family, without our consent. The partnership agreement contains other restrictions on transfer if, among other things, that transfer:

  •
  would cause us to fail to comply with the REIT rules under the Code; or

  •
  would cause our operating partnership to become a publicly-traded partnership under the Code.

Capital Contributions

        The partnership agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the partnership. Under the partnership agreement, we will be obligated to contribute the proceeds of any offering of stock as additional capital to our operating partnership. Our operating partnership is authorized to cause the partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership's and our best interests.

        The partnership agreement provides that we may make additional capital contributions, including properties, to the partnership in exchange for additional partnership units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contribution and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our properties as if there were an actual sale of such properties at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.

        The operating partnership could also issue preferred partnership interests in connection with the acquisitions of property or otherwise. Any such preferred partnership interests have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that our wholly-owned subsidiaries own.

Redemption Rights

        Under the partnership agreement, we have granted to each limited partner holding common units (other than our subsidiary) the right to redeem its common units. This right may be exercised at the election of a limited partner by giving us written notice, subject to some limitations. The purchase price for the common units to be redeemed will equal the fair market value of our common stock. The purchase price for the common units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of common units with respect to which the rights are being exercised. However, no limited partner will be entitled to exercise its redemption rights to the extent that the issuance of common stock to the redeeming partner would be prohibited under our charter or, if after giving effect to such exercise, would cause any person to own, actually or constructively, more than 9.8% of our common stock, unless such ownership limit is waived by us in our sole discretion. The common units issued to the limited partners generally may be redeemed at any time after the first anniversary of their issuance.

        In all cases, however, no limited partner may exercise the redemption right for fewer than 1,000 partnership units or, if a limited partner holds fewer than 1,000 partnership units, all of the partnership units held by such limited partner.

        Certain of our executive officers may elect to receive a special class of partnership units in our operating partnership referred to as LTIP units pursuant to the 2013 Equity Incentive Plan. LTIP units vest over a number of years and whether vested or not, generally receive the same treatment as common units of our operating partnership, with the key difference being, at the time of the award, LTIP units do not have full economic parity with common units but can achieve such parity over time. The LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when our stock is trading at some level in excess of the price it was trading on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for our operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of partnership interests. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership's assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. If such parity is reached, vested LTIP units become convertible into an equal number of common units and at that time, the holder will have the redemption rights described above. Until and unless such parity is reached, the LTIP units are not redeemable.

        As of November 17, 2014, the aggregate number of shares of common stock issuable upon exercise of the redemption rights by holders of common units is 8,776,152. The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

        See "Exchange of Common Units for Common Stock" for further information.

Conversion Rights

        The holders of the LTIP units will have the right to convert vested LTIP units into ordinary common units on a one-for-one basis at any time after such LTIP units have achieved economic parity with the common units. As of November 17, 2014, there were 354,951 LTIP units outstanding, none of which have reached full economic parity with the common units. No other limited partners have any conversion rights.

Operations

        The partnership agreement requires the partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to minimize any excise tax liability imposed by the Code and to ensure that the partnership will not be classified as a "publicly-traded partnership" taxable as a corporation under Section 7704 of the Code.

        In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership pays all of our administrative costs and expenses. These expenses are treated as expenses of the partnership and generally include:

  •
  all expenses relating to our continuity of existence;

  •
  all expenses relating to offerings and registration of securities;

  •
  all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

  •
  all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

  •
  all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of the partnership.

Distributions

        The partnership agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and other limited partners in accordance with the respective percentage interests of the partners in the partnership.

        Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Allocations

        Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder.

Amendments

        Generally, we, as sole managing member of the sole general partner of our operating partnership, may amend the partnership agreement without the consent of any limited partner to clarify the partnership agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of limited partners, to reflect the issuance of additional partnership interests or if, in the opinion of counsel, necessary or appropriate to satisfy the Code with respect to partnerships or REITs or federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a limited partner (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the partnership agreement), changes the method for allocating profits and losses, imposes any obligation on the limited partners to make additional capital contributions or adversely affects the limited liability of the limited partners requires the consent of holders of at least two-thirds of the limited partnership units. Other amendments require approval of the general partner and holders of 50% of the limited partnership units.

        In addition, the partnership agreement may be amended, without the consent of any limited partner, in the event that we or any of our subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to our operating partnership substantially all of the assets of such surviving entity and the surviving entity agrees to assume our subsidiary's obligation as general partner of the partnership. In such case, the surviving entity will amend the partnership agreement to arrive at a new method for calculating the amount a limited partner is to receive upon redemption or conversion of a partnership unit (such method to approximate the existing method as much as possible).

Exculpation and Indemnification of the General Partner

        The partnership agreement of our operating partnership provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith.

        In addition, the partnership agreement requires our operating partnership to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of our operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

  •
  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the indemnitee actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

        No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.

Term

        The partnership has a perpetual life, unless dissolved upon:

  •
  the general partner's bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership);

  •
  the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

  •
  the redemption of all partnership units (other than those held by us, if any); or

  •
  an election by us in our capacity as the sole owner of the general partner.

Tax Matters

        The general partner is the tax matters partner of the operating partnership. We have the authority to make tax elections under the Code on behalf of the partnership. The net income or net loss of the operating partnership is generally allocated to us and the limited partners in accordance with our and their respective percentage interests in the partnership, subject to compliance with the provisions of the Code.

EXCHANGE OF COMMON UNITS FOR COMMON STOCK

        For purposes of this section, references to "we," "our," "us" and "our company" refer only to Ashford Hospitality Prime, Inc.

Redemption Rights

        Under the partnership agreement of our operating partnership, we have granted to each limited partner holding common units (other than our subsidiary) the right to redeem its common units. This right may be exercised at the election of a redeeming limited partner by giving us written notice, subject to some limitations. The purchase price for the common units to be redeemed will equal the fair market value of our common stock. The purchase price for the common units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of common units with respect to which the rights are being exercised. However, no redeeming limited partner will be entitled to exercise its redemption rights to the extent that the issuance of common stock to the redeeming limited partner would be prohibited under our charter or, if after giving effect to such exercise, would cause any person to own, actually or constructively, more than 9.8% of our common stock, unless such ownership limit is waived by us in our sole discretion. The common units issued to the limited partners generally may be redeemed at any time after the first anniversary of their issuance.

Terms of the Exchange

        The holders of common units of our operating partnership who hold common units that may be redeemed for shares of common stock issued under this prospectus as of November 17, 2014 are referred to as the "selling stockholders." As of November 17, 2014, the selling stockholders hold an aggregate of 8,776,152 common units. The selling stockholders may require our operating partnership to redeem their common units by delivering to us, as general partner of our operating partnership, a notice of redemption. Upon receipt of the notice of redemption, we may, in our sole and absolute discretion, subject to the limitations on ownership and transfer of our common stock set forth in our charter, elect to exchange some or all of these common units for shares of our common stock on a one-for-one basis, subject to adjustment, or cash, as described in "Partnership Agreement—Redemption Rights." We will notify a redeeming limited partner on or before one business day before the specified redemption date if we elect to exchange the redeeming partner's common units for cash instead of common stock.

        Our operating partnership is not obligated to redeem any common units that are or may be subject to any liens. Each redeeming limited partner agrees to provide such representations and related indemnities regarding good title, and to execute such documents, as we may reasonably require in connection with the issuance of common stock upon exchange of common units.

        Each redeeming limited partner will continue to own all common units subject to any redemption or exchange, and be treated as a limited partner with respect to the common units for all purposes, until the redeeming limited partner transfers the common units to us and receives payment in cash or shares of our common stock in exchange. Until that time, the limited partner will have no rights as one of our stockholders with respect to the shares issued under this prospectus.

Conditions to the Exchange

        We may issue shares of our common stock in exchange for common units to a redeeming limited partner only if each of the following conditions is satisfied or waived:

  •
  the exchange would not cause the redeeming limited partner or any other person to violate the ownership limits or the other restrictions on ownership and transfer of our stock set forth in our charter; and

  •
  the exchange is for at least 1,000 common units, or, if fewer than 1,000 common units, all of the common units held by the redeeming limited partner.

        In the event that it is necessary to obtain approval of the stockholders of Ashford Prime to issue sufficient shares of our common stock to satisfy our redemption obligation in full, we will have one hundred twenty (120) days beyond the specified redemption date to obtain such stockholder approval and to issue the common stock. We will be required to redeem the common units for common stock within ten (10) days of obtaining such stockholder approval. If such stockholder approval is not obtained within one hundred thirty (130) days after such common units have been tendered for redemption or the stockholders do not approve the issuance of additional common shares, our operating partnership shall pay to the redeeming limited partner cash no later than the earlier of (i) ten (10) days after our stockholders have voted against the issuance of common stock or (ii) one hundred thirty (130) days after such common units have been tendered for redemption, together with interest on such cash amount at the rate described in our operating partnership agreement.

Comparison of the Rights, Privileges and Preferences of Ownership of Common Units and Common Stock

        Generally, the nature of an investment in our common stock is similar in several respects to an investment in common units of our operating partnership. Holders of our common stock and holders of common units generally receive the same distributions. Common stockholders and holders of common units generally share in the risks and rewards of ownership in our business conducted through our operating partnership. However, there are differences between ownership of common units and ownership of our common stock, some of which may be material to investors. See "Description of Capital Stock," "Partnership Agreement" and "Material Provisions of Maryland Law and of Our Charter and Bylaws."

        Holders of common units should carefully review the rest of this prospectus and the registration statement of which this prospectus is a part, and the documents we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, particularly our charter, our bylaws and the partnership agreement, for additional important information about us.

 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material federal income tax considerations that may be relevant to a prospective holder of our common stock. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

  •
  financial institutions or broker-dealers;

  •
  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Stockholders");

  •
  foreign corporations;

  •
  persons who are not citizens or residents of the United States (except to the limited extent discussed in "—Taxation of Non-U.S. Holders of Stock");

  •
  investors who hold or will hold our common stock as part of hedging or conversion transactions;

  •
  investors subject to federal alternative minimum tax;

  •
  investors that have a principal place of business or "tax home" outside the United States;

  •
  investors whose functional currency is not the United States dollar;

  •
  U.S. expatriates;

  •
  persons who mark-to-market our common stock;

  •
  subchapter S corporations;

  •
  regulated investment companies and REITs; and

  •
  persons who receive our common stock through the exercise of employee stock options or otherwise as compensation.

        This summary assumes that stockholders will hold our common stock as capital assets.

        The statements of law in this discussion are based on current provisions of the Code, existing temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below.

        We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our common stock and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Tax Consequences of the Exercise of the Redemption Right

        If you exercise your right to require our operating partnership to acquire all or part of your common units, and we elect to acquire some or all of your units in exchange for our common stock, the exchange will be a taxable transaction. You generally will recognize gain or loss in an amount equal to the value of our common stock received, plus the amount of liabilities of the operating partnership allocable to your common units being exchanged, less your tax basis in those units. The recognition of any loss is subject to a number of limitations set forth in the Code. The character of any gain or loss as capital or ordinary will depend on the nature of the assets of the operating partnership at the time of the exchange. The tax treatment of any acquisition of your common units by the operating partnership in exchange for cash may be similar, depending on your circumstances. Please consult your own tax advisor regarding the specific tax consequences to you of exchanging common units for our common stock or for cash.

Taxation of Our Company

        We have elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 2013. We believe that, commencing with such taxable year, we have been organized and operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. Additionally, under applicable Treasury Regulations, if Ashford Trust failed to qualify as a REIT in any of its 2009 through 2013 taxable years, unless Ashford Trust's failure to qualify as a REIT was subject to relief as described below under "—Failure to Qualify," we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Ashford Trust failed to qualify. This section discusses the laws governing the federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.

        In connection with this prospectus, Gibson, Dunn & Crutcher LLP will issue an opinion to us to the effect that, commencing with our short year ended December 31, 2013, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2014 and thereafter. Investors should be aware that Gibson, Dunn & Crutcher LLP's opinion will be based upon customary assumptions, will be conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and will not be binding upon the IRS or any court. Gibson, Dunn & Crutcher LLP's opinion will be further conditioned upon an opinion we receive from Andrews Kurth LLP, upon which Gibson, Dunn & Crutcher LLP will be entitled to rely, that Ashford Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for its five taxable years ending December 31, 2009 through December 31, 2013. In addition, Gibson, Dunn & Crutcher LLP's opinion will be based on existing federal income tax law governing qualification as a REIT as of the date of the opinion, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Gibson, Dunn & Crutcher LLP will have reviewed those matters in connection with its opinion, Gibson, Dunn & Crutcher LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. Gibson, Dunn & Crutcher LLP's opinion will not foreclose the possibility that we may have to use one or more REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

  •
  We will pay federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  Under certain circumstances, we may be subject to the alternative minimum tax on items of tax preference.

  •
  We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "—Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amount by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

  •
  If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder, as defined below under "—Taxation of Taxable U.S. Holders of Stock," would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation's basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during a specified period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

  •
  We will incur a 100% excise tax on transactions with a TRS that are not conducted on an arm's-length basis.

  •
  If we fail to satisfy certain asset tests, described below under "—Asset Tests" and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

  •
  We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

        In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal and state corporate income tax on its taxable income.

Requirements for REIT Qualification

        A REIT is a corporation, trust, or association that meets the following requirements:

  1.
  it is managed by one or more trustees or directors;

  2.
  its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

  3.
  it would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws;

  4.
  it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

  5.
  at least 100 persons are beneficial owners of its shares or ownership certificates;

  6.
  no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of each taxable year;

  7.
  it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  8.
  it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws;

  9.
  it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

  10.
  it has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

        We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year, must meet requirement 10 at the close of each taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. Requirements 5 and 6 will apply to us beginning with our taxable year ending December 31, 2014.

        After the issuance of common stock pursuant to the spin-off, we had issued sufficient common stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the stock are described in "Description of Our Capital Stock—Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.

        If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

        In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

Qualified REIT Subsidiaries

        A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly-owned limited liability company or certain wholly-owned partnerships that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.

Other Disregarded Entities and Partners

        An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (as described below under "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of our operating partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own or will acquire an interest, directly or indirectly (each, a "Partnership" and, together, the "Partnerships"), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We may in the future acquire interests in partnerships and limited liability companies that are joint ventures in which we do not own general partner or managing member interests. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT "savings" provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries

        Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation. The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated but is permitted to lease hotels from a related REIT as long as the hotels are operated on behalf of the TRS by an "eligible independent contractor." Overall, no more than 25% of the value of a REIT's assets may consist of TRS securities. A timely election has been made with respect to each of our TRSs. Each of our hotel properties is leased by one of our TRSs. Additionally, we may form or acquire one or more additional TRSs in the future. See the separate section entitled "—Taxable REIT Subsidiaries."

Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

  •
  rents from real property;

  •
  interest on debt secured by mortgages on real property or on interests in real property;

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  •
  gain from the sale of real estate assets;

  •
  income derived from the temporary investment of new capital or "qualified temporary investment income," that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital; and

  •
  income and gain derived from foreclosure property, as defined below under "Foreclosure Property."

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD, income is excluded from both income tests. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests, as discussed below in "—Foreign Currency Gain." In addition, income and gain from "hedging transactions," as defined in the section below entitled "—Hedging Transactions," that we enter into will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. Rules similar to those applicable to income from "hedging transactions" apply to income arising from transactions that we enter into primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rent that we receive from real property that we own and lease to tenants will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

  •
  First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

  •
  Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more of a tenant, other than a TRS, from whom we receive rent. If the tenant is a TRS either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an "eligible independent contractor" to operate such facility or property on its behalf.

  •
  Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.

  •
  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties. See "—Taxable REIT Subsidiaries."

        Pursuant to percentage leases, our TRSs lease each of our properties. The percentage leases provide that the our TRSs are obligated to pay to the Partnerships (1) a minimum base rent plus percentage rent based on gross revenue and (2) "additional charges" or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas may be adjusted for inflation.

        In order for the base rent, percentage rent, and additional charges to constitute "rents from real property," the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

  •
  the property owner's expectation of receiving a pre-tax profit from the lease;

  •
  the intent of the parties;

  •
  the form of the agreement;

  •
  the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement;

  •
  the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property;

  •
  the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease; and

  •
  the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties.

        In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

  •
  the service recipient is in physical possession of the property;

  •
  the service recipient controls the property;

  •
  the service recipient has a significant economic or possessory interest in the property, or whether the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property;

  •
  the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

  •
  the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

  •
  the total contract price substantially exceeds the rental value of the property for the contract period.

        Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

        We believe that our percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

  •
  the Partnerships, on the one hand, and our TRSs, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship is documented by lease agreements;

  •
  our TRSs have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

  •
  our TRSs bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels and generally dictate how the hotels are operated, maintained, and improved;

  •
  our TRSs bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than, in certain cases, real estate taxes;

  •
  our TRSs benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

  •
  our TRSs generally indemnify the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) our TRSs' use, management, maintenance, or repair of the hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of our TRSs, (4) taxes and assessments in respect of the hotels that are the obligations of our TRSs, or (5) any breach of the percentage leases or of any sublease of a hotel by our TRSs;

  •
  our TRSs are obligated to pay, at a minimum, substantial base rent for the period of use of the hotels;

  •
  our TRSs stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

  •
  the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to our TRSs;

  •
  the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases;

  •
  each lease, at the time we entered into it enabled the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases (and we expect that each lease, at any time it is subsequently renewed or extended, will do the same); and

  •
  upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

        Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from our TRSs may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. As described above, in order for the rent received by us to constitute "rents from real property," several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as "rents from real property" if it is based on percentages of gross receipts or gross sales and the percentages:

  •
  are fixed at the time the percentage leases are entered into;

  •
  are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

  •
  conform with normal business practice.

        More generally, the percentage rent will not qualify as "rents from real property" if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we believe (and have represented to Gibson, Dunn & Crutcher LLP in connection with its opinion) that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we anticipate (and have represented to Gibson, Dunn & Crutcher LLP in connection with its opinion) that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

        Another requirement for qualification of our rent as "rents from real property" is that we must not own, actually or constructively, 10% or more of the stock of any corporate lessee or 10% or more of the assets or net profits of any non-corporate lessee (a "related party tenant") other than a TRS. All of our hotels are leased to TRSs. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

        As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an "eligible independent contractor" to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as "rents from real property" as long as the property is a "qualified lodging facility" and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS lessee (an "eligible independent contractor"). A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See "—Taxable REIT Subsidiaries."

        Our TRS lessees engaged Remington, Marriott, Hilton and Accor, in the future may engage other independent third-party hotel managers, that qualify as "eligible independent contractors" to operate the related hotels on behalf of such TRS lessees.

        A third requirement for qualification of our rent as "rents from real property" is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the "personal property ratio"). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.

        A fourth requirement for qualification of our rent as "rents from real property" is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a TRS, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because the Partnerships will not perform any services other than customary services for our TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for our TRSs.

        If a portion of our rent from a hotel does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular hotel does not qualify as "rents from real property" because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant other than a TRS, or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as "rents from real property."

        In that case, we likely would be unable to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. However, in either situation, we may still qualify as a REIT if the relief described below under "—Failure to Satisfy Gross Income Tests" is available to us.

        In addition to the rent, our TRSs are required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the Partnerships are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

        Interest.    The term "interest," as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to such participation feature will be treated as gain from the sale of the secured property.

        Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends or other distributions received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

        COD Income.    From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by the Partnerships is held primarily for sale to customers and that a sale of any such asset would not be to a customer in the ordinary course of the owning entity's business. There are safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that the Partnerships will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

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  for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

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  for which such REIT makes a proper election to treat such property as foreclosure property.

        However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

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  which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

        As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee's leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

        Hedging Transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, options to purchase such items, futures and forward contracts. To the extent that we enter into hedging transactions, income arising from "clearly identified" hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test and the 75% income test. In general, for a hedging transaction to be "clearly identified," (A) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (B) the items or risks being hedged must be identified "substantially contemporaneously" with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into. Rules similar to those applicable to income from hedging transactions, discussed above, apply to income arising from transactions that are entered into by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.

        We may enter into derivative transactions to protect against risks not specifically associated with debt incurred to acquire qualified REIT assets. The REIT provisions of the Code limit our income and assets in each year from such derivative transactions. Failure to comply with the asset or income limitations within the REIT provisions of the Code could result in penalty taxes or loss of our REIT status. We may contribute non-qualifying derivatives into our TRSs to preserve our REIT status, which may result in any income from such transactions being subject to federal income taxation.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

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  our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

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  following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

        To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

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  First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including certain receivables;

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    government securities;

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    interests in real property, including leaseholds and options to acquire real property and leaseholds;

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    interests in mortgages on real property;

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    stock in other REITs; and

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    investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

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  Second, except with respect to a TRS, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

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  Third, except with respect to a TRS, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities, or the 10% vote test or the 10% value test, respectively.

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  Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

        For purposes of the second and third asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.

        For purposes of the 10% value test, the term "securities" does not include:

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  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

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  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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  Any loan to an individual or an estate.

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  Any "section 467 rental agreement," other than an agreement with a related party tenant.

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  Any obligation to pay "rents from real property."

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  Certain securities issued by governmental entities.

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  Any security issued by a REIT.

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  Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

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  Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We monitor the status of our assets for purposes of the various asset tests and seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we have to value our investment in our other assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest rate of federal corporate income tax (currently 35%) of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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  the sum of (1) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

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  the sum of certain items of non-cash income.

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to stockholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year;

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  95% of our REIT capital gain income for such year; and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See "—Taxation of Taxable U.S. Holders of Stock—Distributions." If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

        It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under some of the percentage leases, the percentage rent is not due until after the end of the calendar quarter. In that case, we still would be required to recognize as income the excess of the percentage rent over the base rent paid by the lessee in the calendar quarter to which such excess relates. In addition, we may not deduct recognized net capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

        We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We currently do not intend to pay taxable dividends payable in cash and stock.

        In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Income Tests" and "—Asset Tests."

        If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for a reduced maximum U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Holders of Stock

        The term "U.S. holder" means a holder of our common stock that for U.S. federal income tax purposes is a "U.S. person." A U.S. person means:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Distributions

        As long as we qualify as a REIT, (1) a taxable U.S. holder of our common stock must report as ordinary income distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain, and (2) a corporate U.S. holder of our common stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for a maximum federal income tax rate of 20% for "qualified dividend income." Qualified dividend income generally includes dividends from most U.S. corporations but does not generally include REIT dividends. As a result, our ordinary REIT dividends generally will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual federal income tax rate on ordinary income is 39.6%. However, the maximum federal income tax rate of 20% for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid corporate federal income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

        A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such holder. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder's stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder's adjusted tax basis in its stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those stockholders having a priority under the corporate charter before any distribution to stockholders with lesser priority. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the dividend during January of the following calendar year.

        Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.

        We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Disposition of Common Stock

        In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder's adjusted tax basis. A U.S. holder's adjusted tax basis generally will equal the U.S. holder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. In general, the maximum federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum federal income tax rate on long-term capital gain from the sale or exchange of "section 1250 property," or depreciable real property, is 25% to the extent that such gain, not otherwise treated as ordinary, would have been treated as ordinary income if the property were "section 1245 property." In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our common stock. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% federal income tax rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay federal income tax on its net capital gain at ordinary corporate federal income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

        We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

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  comes within certain exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. See "—Taxation of Non-U.S. Holders of Stock."

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a "pension-held REIT," a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

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  the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see "—Taxation of Our Company—Requirements for Qualification"); and

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  either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Holders of Stock

        The rules governing U.S. federal income taxation of non-U.S. holders of our common stock are complex. A "non-U.S. holder" means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for U.S. federal income tax purposes. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.

        The portion of a distribution that is received by a non-U.S. holder that we cannot designate as a capital gain dividend and that is payable out of our current or accumulated earnings and profits will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid unless either:

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  a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

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  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        If a distribution is treated as effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to a distribution treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty.

        Except as described in the following paragraph, a non-U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we will treat the entire amount of any distribution as a taxable dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        If our stock constitutes a United States real property interest, as defined below, unless (1) we are a "domestically-controlled REIT," as defined below or (2) the distribution is with respect to a class of our stock regularly traded on an established securities market located in the United States and is made to a non-U.S. holder that did not own more than 5% of such class of stock at any time during the one-year period ending on the date of distribution, the distribution will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below and, we must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable (or deemed so attributable pursuant to applicable Treasury regulations) to gain from our sale or exchange of "United States real property interests" under special provisions of the federal income tax laws referred to as "FIRPTA." The term "United States real property interests" includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is taxed on distributions attributable (or deemed attributable) to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal rates, including applicable capital gains rates, applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period preceding the date of the distribution. As a result, non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our common stock has been regularly traded on an established securities market in the United States since the completion of the spin-off. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 5% of our common stock at any time during the one-year period preceding the date of the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above. Moreover, if a non-U.S. holder disposes of our common stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

        Any distribution that is made by a REIT that would otherwise be subject to FIRPTA because the distribution is attributable to the disposition of a United States real property interest shall retain its character as FIRPTA income when distributed to any regulated investment company or other REIT, and shall be treated as if it were from the disposition of a United States real property interest by that regulated investment company or other REIT.

        Non-U.S. holders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, if we are a United States real property holding corporation, a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as we are a "domestically-controlled REIT." A domestically-controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, a non-U.S. holder that owned, actually or constructively, 5% or less of our stock at all times during a specified testing period will not incur tax under FIRPTA with respect to any such gain if the stock is "regularly traded" on an established securities market. As noted above, our common stock has been regularly traded on an established securities market since immediately following the separation and distribution. If the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of the applicable class of our common stock were not "regularly traded" on an established securities market, the purchaser of such common stock would be required to withhold and remit to the IRS 10% of the purchase price. If the gain on the sale of the stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for

183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

        If we are a domestically controlled qualified investment entity and a non-U.S. holder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

Information Reporting Requirements and Backup Withholding

        Generally, information reporting will apply to payments of distributions on our stock, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. holder's foreign status and has no actual knowledge to the contrary. Any amount withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against such stockholder's U.S. federal income tax liability (which might entitle such stockholder to a refund), provided that the required information is furnished to the IRS.

        Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury Regulations varies depending on the stockholder's particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Foreign Accounts Tax Compliance Act Withholding

        Pursuant to the Foreign Account Tax Compliance Act, or FATCA, foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with registration and information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or other foreign entity that does not comply with the FATCA registration and reporting requirements will generally be subject to a new 30% withholding tax on "withholdable payments." For this purpose, withholdable payments generally include U.S.-source payments (including U.S.-source dividends), as well as the entire gross proceeds from a sale of equity or debt instruments of issuers who are considered U.S. issuers under the FATCA rules. The FATCA withholding tax applies even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Applicable Treasury regulations and IRS administrative guidance defer the FATCA withholding obligation for gross proceeds from dispositions of our common stock until January 1, 2017. We will not pay additional amounts in respect of amounts withheld. Investors should consult their tax advisors regarding FATCA.

Tax Aspects of Our Investments in the Partnerships

        The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

  •
  is treated as a partnership under Treasury regulations relating to entity classification (the "check-the-box regulations"); and

  •
  is not a "publicly-traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Each Partnership intends to be classified as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception").

        Treasury regulations (the "PTP regulations") provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We anticipate that each Partnership will qualify for the private placement exclusion.

        We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member)

for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for federal income tax purposes, we likely would not be able to qualify as a REIT. See "—Taxation of Our Company—Income Tests" and "—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Taxation of Our Company—Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and Their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income, gains, losses, deductions, and credits among partners, such allocations will be disregarded for federal income tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gains, losses, deductions, and credits are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Partnership Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the "704(c) Allocations"). The amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In connection with the separation and distribution, appreciated property was acquired by our operating partnership or one of its subsidiaries in exchange for common units. Our operating partnership has a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our operating partnership's assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This will result in lower depreciation deductions with respect to the portion of our operating partnership's assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.

        The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. We have elected to use the "traditional method" to account for book-tax differences. Under the traditional method, the carryover basis of contributed properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

        Basis in Partnership Interest.    Our adjusted tax basis in our partnership interest in the operating partnership generally is equal to:

  •
  the amount of cash and the basis of any other property contributed by us to the operating partnership;

  •
  increased by our allocable share of the operating partnership's income and gains and our allocable share of indebtedness of the operating partnership; and

  •
  reduced, but not below zero, by our allocable share of the operating partnership's losses, deductions and credits and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.

        If the allocation of our distributive share of the operating partnership's loss would reduce the adjusted tax basis of our partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the operating partnership's distributions, or any decrease in our share of the indebtedness of the operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Depreciation Deductions Available to our Operating Partnership.    To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership's initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor's basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership's Property

        Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "—Taxation of Our Company—Income Tests." We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Taxable REIT Subsidiaries

        We own 100% of the stock of one TRS, which has nine subsidiaries, one of which is a TRS, and an indirect interest in another TRS that has TRS subsidiaries. A TRS is a fully taxable corporation for which a TRS election is properly made. A TRS may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.

        A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. However, rents received by us from a TRS pursuant to a hotel lease will qualify as "rents from real property" as long as the hotel is operated on behalf of the TRS by a person who satisfies the following requirements:

  •
  such person is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS;

  •
  such person does not own, directly or indirectly, more than 35% of our stock;

  •
  no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock; and

  •
  we do not directly or indirectly derive any income from such person.

        A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm's-length basis, but there can be no assurance that we will be successful in this regard.

        We have formed and made a timely election with respect to our TRSs, which lease each of our properties not owned by a TRS. Additionally, we may form or acquire additional TRSs in the future.

State and Local Taxes

        We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common stock.

 SELLING STOCKHOLDERS

        The "selling stockholders" are the persons or entities who received common units in our operating partnership in connection with the separation and distribution of our company from Ashford Trust, which occurred on November 19, 2013. The selling stockholders may offer and sell, from time to time, shares of our common stock issued to them upon the exchange of common units. The following table provides, as of the date of this prospectus, the names of the selling stockholders, the maximum number of shares of our common stock issuable to such selling stockholders in the exchange and the aggregate number of shares of our common stock that will be owned by such selling stockholders after the exchange. Because the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the selling stockholders will offer pursuant to this prospectus or that the selling stockholders will own upon completion of the offering to which this prospectus relates. Information in the following table with respect to beneficial ownership has been furnished by each of the selling stockholders. The following table does not take into effect any restrictions on ownership or transfer as described in "Description of Capital Stock—Restrictions on Ownership and Transfer."

        Information about additional selling stockholders, if any, including their identities and shares of our common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus, if and when necessary.

        The selling stockholders named below and their permitted assignees or transferees may from time to time offer the shares of our common stock offered by this prospectus:

		Maximum Number of Common Shares Issuable in the Exchange and Available for Resale
	Common Shares Beneficially Owned Prior to the Exchange		Common Shares Beneficially Owned Following the Exchange(2)			Common Shares Beneficially Owned after Resale(3)
					Maximum Number of Common Shares to be Resold
Name(1)			Shares	Percent		Shares	Percent
Lawrence D. Barkman	8,240	8,240	8,740	*	8,240	500	*
Washington Brick & Terra Cotta Company, L.P.	407,890	407,890	407,890	1.6%	407,890	0	*
Mark Nunneley (4)	127,978	127,978	167,494	*	127,978	39,516	*
Douglas A. Kessler (5)	271,220	271,220	330,746	1.3%	271,220	59,526	*
J. Robinson Hays II (6)	59,000	59,000	61,266	*	59,000	2,266	*
Pia Ackerman (7)	6,800	6,800	6,800	*	6,800	0	*
Jeremy Welter (8)	63,000	63,000	63,451	*	63,000	451	*
Milissa Foshee (9)	1,400	1,400	13,982.49	*	1,400	12,582.49	*
Subtotal	945,528	945,528	1,053,569.49	4.0%	945,528	114,841.49	*
Other selling stockholders (10)		7,830,624			7,830,624
Total		8,776,152			8,776,152

*
Less than 1.0 percent.

(1)
The selling stockholders listed below hold common units in our operating partnership which they received in connection with the separation and distribution of our company from Ashford Trust, which occurred on November 19, 2013.

(2)
Assumes that we exchange the common units of the selling stockholders for shares of our common stock, regardless of whether such common units are currently exchangeable. The percentage ownership is based on 25,232,663 shares of our common stock outstanding as of November 17, 2014 and is determined for each selling stockholder by taking into account the issuance and sale of shares of our common stock issued in exchange for common units of only such selling stockholder but does not take into account any LTIP units held by such selling stockholder that have not yet vested or are not scheduled to vest in the 60 days following the date of this prospectus. Also assumes that no transactions with respect to our common stock or common units occur other than the exchange.

(3)
The percentage ownership is based on 25,232,663 shares of our common stock outstanding as of November 17, 2014 and assumes the selling stockholders sell all of their shares of our common stock offered pursuant to this prospectus but does not take into account any LTIP units held by such selling stockholder that have not yet vested or are not scheduled to vest in the 60 days following the date of this prospectus. The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of our common stock issued in exchange for common units of only such selling stockholder.

(4)
Mr. Nunneley is our Chief Accounting Officer.

(5)
Mr. Kessler is our President and serves as a director on our board of directors.

(6)
Mr. Hays is our Senior Vice President—Corporate Finance and Strategy.

(7)
Ms. Ackerman is our Senior Vice President—Tax.

(8)
Mr. Welter is our Executive Vice President—Asset Management.

(9)
Ms. Foshee is our Controller.

(10)
The holders of these shares must provide certain information to us in order to be identified as selling stockholders. Following receipt of such information, we intend to file a prospectus supplement, post-effective amendment, or current report on Form 8-K, as may be permitted, to identify these selling stockholders before they may offer or sell their securities pursuant to this prospectus.

 PLAN OF DISTRIBUTION

        This prospectus relates to:

  •
  the issuance by us of up to 8,776,152 shares of our common stock if, and to the extent that, the selling stockholders tender their common units for redemption and we elect, in our sole and absolute discretion, to exchange such common units for common stock in lieu of a cash redemption; and

  •
  the offer and sale from time to time of some or all of those 8,776,152 shares of common stock by the selling stockholders.

        We are registering the shares of our common stock to provide the holders with freely tradable securities, but the registration of these shares does not necessarily mean that any of these shares will be offered or sold by the holders.

        We will not receive any proceeds from the issuance of the shares of our common stock to the selling stockholders or from the sale of such shares by the selling stockholders, but we have agreed to pay the following expenses of the registration of such shares:

  •
  all fees and expenses of compliance with securities or "blue sky" laws (including registration and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualifications of the common stock covered by this prospectus);

  •
  printing expenses;

  •
  internal expenses (including, without limitation, all salaries and expenses of our officers and employees performing legal or accounting duties);

  •
  all fees and expenses incurred in connection with the listing of the common stock covered by this prospectus on the New York Stock Exchange;

  •
  reasonable fees and disbursements of counsel for us and customary fees and expenses for independent certified public accountants retained by us; and

  •
  reasonable fees and expenses of any special experts retained by us in connection with registration of the common stock covered by this prospectus.

        We have no obligation to pay any fees, discounts or commissions attributable to the sale of the common stock covered by this prospectus, any out-of-pocket expenses of the selling stockholders (or the agents who manage their accounts) or any transfer taxes relating to the registration or sale of the common stock covered by this prospectus.

        The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus directly or, alternatively, through broker-dealers or agents. If the common stock is sold through broker-dealers, the selling stockholders will be responsible for discounts or commissions or agent's commissions. The common stock covered by this prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

  •
  on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

  •
  through the writing of options.

        In connection with the sales of the common stock covered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock and deliver such common stock to close out short positions, or loan or pledge such common stock to broker-dealers that in turn may sell such common stock.

        We have informed the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to their sales of our common stock in the market.

 LEGAL MATTERS

        Certain legal matters, including our status as a REIT for U.S. federal income tax purposes, will be passed upon for us by Gibson, Dunn & Crutcher LLP. Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP.

 EXPERTS

        The consolidated financial statements of Ashford Hospitality Prime, Inc. appearing in Ashford Hospitality Prime, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table shows the costs and expenses incurred by us in connection with the issuance and registration of the securities being registered. We will pay all of these amounts. All amounts except the SEC registration fee are estimated.

Type	Amount
SEC registration fee	$17,749.43
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing and engraving expenses		(1)
Miscellaneous expenses		(1)

Total		$(1)

(1)
Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement) will depend on the number and nature of the offerings of common stock, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        Our charter and the partnership agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by Maryland law, as amended from time to time.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

  •
  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

  •
  was committed in bad faith; or

  •
  was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. These limitations of liabilities do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

        We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify our directors and executive officers, and advance expenses as described above.

        Our bylaws also obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above. Subject to the approval of our board of directors, we are also obligated, to the fullest extent permitted by Maryland law in effect from time to time, and to such further extent as we shall deem appropriate under the circumstances, to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.

        We also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 16.    Exhibits

        See the Exhibit Index following the signature page.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended,

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement,

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change such information in the registration statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on November 20, 2014.

ASHFORD HOSPITALITY PRIME, INC.
By:	/s/ DAVID A. BROOKS
	Name:	David A. Brooks
	Title:	Chief Operating Officer

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David A. Brooks, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MONTY J. BENNETT Monty J. Bennett	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 20, 2014
/s/ DERIC EUBANKS Deric Eubanks	Chief Financial Officer and Treasurer (Principal Financial Officer)	November 20, 2014
/s/ DOUGLAS A. KESSLER Douglas A. Kessler	Director	November 20, 2014
/s/ STEFANI D. CARTER Stefani D. Carter	Director	November 20, 2014
/s/ CURTIS B. MCWILLIAMS Curtis B. McWilliams	Director	November 20, 2014
/s/ W. MICHAEL MURPHY W. Michael Murphy	Director	November 20, 2014
/s/ MATTHEW D. RINALDI Matthew D. Rinaldi	Director	November 20, 2014
/s/ ANDREW L. STRONG Andrew L. Strong	Director	November 20, 2014

EXHIBIT INDEX

Exhibit Number		Exhibit Description
2.1		Separation and Distribution Agreement between Ashford Hospitality Prime, Inc., Ashford Hospitality Trust, Inc. and the other parties thereto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on November 12, 2013)

2.2		Separation and Distribution Agreement Correction between Ashford Hospitality Prime, Inc., Ashford Hospitality Trust, Inc. and the other parties thereto (incorporated by reference to Exhibit 2.2 of the Registration Statement on Form S-11 filed on December 19, 2013)

3.1		Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 12, 2013)

3.2		Amended and Restated Bylaws of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 12, 2013)

4.1		Specimen Common Stock Certificate of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form 10 filed on October 23, 2013)

5.1	**	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered

8.1	**	Opinion of Gibson, Dunn & Crutcher, LLP regarding certain federal income tax considerations

8.2	**	Opinion of Andrews Kurth LLP regarding certain federal income tax considerations

10.1		Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership, dated November 19, 2013 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 25, 2013)

10.2		Registration Rights Agreement by and between Ashford Hospitality Prime, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC, dated November 19, 2013 (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on November 25, 2013)

10.3		Registration Rights Agreement between Ashford Hospitality Prime, Inc., for the benefit of the holders of common partnership units in Ashford Hospitality Prime Limited Partnership named therein, dated November 19, 2013 (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on November 25, 2013)

23.1	*	Consent of Ernst & Young LLP

23.2	**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.3	**	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.1)

23.4	**	Consent of Andrews Kurth LLP (included in Exhibit 8.2)

24.1		Power of Attorney (included on signature page of registration statement)

*
Filed herewith.

**
To be filed by amendment or subsequent 8-K.